Weis Markets, Inc. Retirement Savings Plan Originally Effective July 1, 1994 As Amended And Restated Effective January 1, 2015

Weis Markets, Inc. Retirement Savings Plan

316_W969:3/7/2016

Weis Markets, Inc. Retirement Savings Plan

This plan document has been created from the volume submitter plan document developed and sponsored by Conrad Siegel Actuaries and is the subject of an approval letter issued by the Internal Revenue Service.  For further information regarding the drafter's intended meaning of plan provisions or the effect of the approval letter contact Conrad Siegel Actuaries by letter (P.O. Box 5900, Harrisburg, Pennsylvania 17110-0900) or telephone (717-652-5633).  You may also contact us through our website at conradsiegel.com.

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PREAMBLE

This amended and restated plan, executed on the date indicated at the end hereof, is made effective as of January 1, 2015, except as provided otherwise in Section 1.3(c), by Weis Markets, Inc., a corporation, with its principal office located in Sunbury,  Pennsylvania.

W I T N E S S E T H :

WHEREAS, effective July 1, 1994, the employer established the plan for its employees and desires to continue to maintain a permanent qualified plan in order to provide its employees and their beneficiaries with financial security in the event of retirement, disability, or death; and

WHEREAS, it is desired to amend said plan;

NOW THEREFORE, the premises considered, the original plan is hereby replaced by this amended and restated plan, and the following are the provisions of the qualified plan of the employer as restated herein; provided, however, that each employee who was previously a participant shall remain a participant, and no employee who was a participant in the plan before the date of amendment shall receive a benefit under this amended plan that is less than the benefit he was then entitled to receive under the plan as of the day prior to the amendment.

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Weis Markets, Inc. Retirement Savings Plan

ARTICLE I – DEFINITIONS

Section 1.1 – References

(a)	Code means the Internal Revenue Code of 1986, as it may be amended from time to time.
(b)	ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Section 1.2 – Compensation

(a)

Compensation means, except as provided in Section 1.2(b) hereof, any earnings reportable as W‑2 wages for federal income tax withholding purposes and earned income, plus elective contributions, for the determination period.  For this purpose, the determination period is the plan year.  Such earnings shall include any amount contributed to a Roth elective deferral account under this or any other qualified plan.  However, compensation shall not include any earnings reportable as W‑2 wages that are payable following the termination of employment pursuant to a severance agreement.

Elective contributions are amounts excludable from the employee’s gross income and contributed by the employer, at the employee’s election to:

•	A cafeteria plan (excludable under Code section 125 and as provided in Section 5.1(c)(2));
•	A Code section 401(k) arrangement (excludable under Code section 402(e)(3));
•	A simplified employee pension (excludable under Code section 402(h));
•	A simple retirement account (excludable under Code section 402(k));
•	A tax sheltered annuity (excludable under Code section 403(b));
•	A deferred compensation plan excludable under Code section 457(b); or
•	A Code section 132(f)(4) qualified transportation fringe benefit plan.

"Earned Income" means net earnings from self-employment in the trade or business with respect to which the employer has established the plan, provided that personal services of the individual are a material income producing factor.  Net earnings shall be determined without regard to items excluded from gross income and the deductions allocable to those items.  Net earnings shall be determined after the deduction allowed to the self-employed individual for all contributions made by the employer to a qualified plan and, for plan years beginning after December 31, 1989, the deduction allowed to the self-employed under Code section 164(f) for self-employment taxes.

Any reference in this plan to compensation shall be a reference to the definition in this Section 1.2, unless the plan reference specifies a modification to this definition.  The plan administrator shall take into account only compensation actually paid by the employer for the relevant period.  A compensation payment includes compensation by the employer through another person under the common paymaster provisions in Code sections 3121 and 3306.  Compensation from an employer that is not a participating employer under this plan shall be excluded.

(b)	Exclusions From Compensation – Notwithstanding the provisions of Section 1.2(a), the following types of remuneration shall be excluded from the participant’s compensation:
•	Bonuses
•	Meal allowances
•	Auto Personal Use
•	Sick Pay

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Weis Markets, Inc. Retirement Savings Plan

(c)

Limitations on Compensation – The plan administrator shall take into account only $200,000 (as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B) for plan years beginning on or after January 1, 2003) of any participant's annual compensation for determining all benefits provided under the plan.  Contributions and allocations made before January 1, 2002 were made subject to the limitations of Code section 401(a)(17) as then in effect and described in prior statements of the plan document.  The compensation dollar limitation for a plan year shall be the limitation amount in effect on January 1 of the calendar year in which the plan year begins.  Annual compensation means compensation during the plan year or such other 12-consecutive-month period over which compensation is otherwise determined under the plan (the determination period for purposes of Section 1.2).  If the plan should determine compensation on a period of time that contains less than 12 calendar months (such as for a short plan year), the annual compensation dollar limitation shall be an amount equal to the compensation dollar limitation for the plan year multiplied by the ratio obtained by dividing the number of full months in the period by 12.

(d)

Compensation for Nondiscrimination Testing – For purposes of determining whether the plan discriminates in favor of highly compensated employees, compensation means compensation as defined in this Section 1.2, except that the employer will not give effect to any exclusion from compensation specified in Section 1.2(b).

For this purpose, compensation shall include compensation paid by the employer as defined under Section 1.5(b).

Notwithstanding the above, the employer may amend this plan to exclude from this nondiscrimination definition of compensation any items of compensation excludable under Code section 414(s) and the applicable Treasury regulations, provided such adjusted definition conforms to the nondiscrimination requirements of those regulations.

(e)

Compensation for Compliance with Section 5.5 – For purposes of conducting the actual deferral percentage test or the actual contribution percentage test, compensation means compensation as defined in Section 1.2(a) for the entire determination period.

Section 1.3 – Dates

(a)	Accounting Date means the date(s) on which investment results are allocated to participants’ accounts as set forth below:
•

With respect to investment funds for which there is a daily market value, the investment results shall be allocated on a daily basis.  For this purpose, daily means as of each business day on which the New York Stock Exchange is open.  The accounting date for dividends that accrue on a daily basis but are paid monthly shall be the dividend distribution date.  The last day of each quarter shall be an investment allocation date for all other investments.

(b)	Allocation Date means the date(s) as of which any contribution is allocated to participants' accounts.

The profit sharing contribution and forfeitures shall be allocated as of December 31.  The allocation period for the profit sharing contribution shall be the plan year.

Employer matching contributions shall be allocated as of the last day of each payroll period.  The allocation period applicable to a particular employer matching contribution allocation date shall be the period commencing as of the day following the immediately previous allocation date and ending on the particular allocation date.

Qualified nonelective contributions shall be allocated as of December 31.  The allocation period for the qualified nonelective contribution shall be the plan year.

Employee contributions (whether elective deferrals or nondeductible) shall be allocated as of the last day of each payroll period.

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Weis Markets, Inc. Retirement Savings Plan

(c)	The Effective Date of the plan is July 1, 1994.

The effective date of this amendment and restatement is January 1, 2015; provided, however, that the plan provisions required to comply with the Pension Protection Act of 2006 shall generally be effective as of the first day of the first plan year beginning after December 31, 2006, except as otherwise specified in said Act or in this plan (with respect to provisions not required for qualification compliance); the plan provisions required to comply with the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART) shall generally be effective as of the first day of the first plan year beginning on or after January 1, 2007; the plan provisions required to comply with the final regulations issued under Code section 415 shall generally be effective as of the first day of the first limitation years beginning on or after July 1, 2007; the plan provisions required to comply with the Workers Retirees and Employers Relief Act of 2008 shall be effective as of January 1, 2009; and the plan provisions required to comply with the Cumulative Lists as published by the Internal Revenue Service with respect to the years 2004 through 2010 shall generally be effective as of the first day of the plan year with respect to which the List was published, except as specified otherwise in this plan or in said Acts.

Notwithstanding anything herein to the contrary, the provisions noted below shall become effective on the date indicated.  The prior provisions of the plan shall continue in effect until such indicated effective date.

Provision	Effective Date
Section 3.4(A) - Roth Elective Deferral Contributions	April 1, 2016
Section 4.4 - In-Service Payments	January 1, 2016

(d)	Plan Entry Date means the participation date(s) specified in Article II.
(e)	Plan Year means the 12-consecutive-month period beginning on January 1 and ending on December 31.
(f)	Limitation Year means the 12-consecutive-month period beginning on January 1 and ending on December 31.

Section 1.4 – Employee

(a)  (1)  Employee means any person employed by the employer, including an owner-employee or other self-employed individual (as defined in Section 1.4(a)(3)).  The term employee shall include any employee of the employer as defined in Section 1.5(b).  The term employee shall also include any leased employee deemed to be an employee of any such employer as provided in Code section 414(n) or (o) and as defined in Section 1.4(a)(2).

(2)  Leased Employee means an individual (who otherwise is not an employee of the employer) who, pursuant to a leasing agreement between the employer and any other person, has performed services for the employer (or for the employer and any persons related to the employer within the meaning of Code section 414(n)(6)) on a substantially full time basis for at least one year and such services are performed under the primary direction or control of the employer.  If a leased employee is treated as an employee by reason of this Section 1.4(a)(2), compensation from the leasing organization that is attributable to services performed for the employer shall be considered as compensation under the plan.  Contributions or benefits provided a leased employee by the leasing organization that are attributable to services performed for the employer shall be treated as provided by the employer.

Safe harbor plan exception – The plan shall not treat a leased employee as an employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the employer's nonhighly compensated employees are leased employees.  A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation without regard to employment by the leasing organization on a specified date.  The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Section 5.1(c)(2).

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(3)  Owner-Employee/Self-Employed Individual – Owner-employee means a self-employed individual who is a sole proprietor (if the employer is a sole proprietorship) or who is a partner (if the employer is a partnership) owning more than 10% of either the capital or profits interest of the partnership.  Self-employed individual means an individual who has earned income for the taxable year from the trade or business for which the plan is established, or who would have had earned income but for the fact that the trade or business had no net profits for the taxable year.

(b)	Highly Compensated Employee means any employee who:

(1)  was a more than 5% owner of the employer (applying the constructive ownership rules of Code section 318, and applying the principles of Code section 318, for an unincorporated entity) at any time during the current plan year or the look-back year; or

(2)  for the look-back year –

(A)  had compensation from the employer (as defined under Section 1.5(b)) in excess of $80,000 (as adjusted at the same time and in the same manner as under Code section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996), and

(B)  if the employer elects the application of this Subparagraph for such look-back year, was in the top-paid group of employees for such look-back year.  For this purpose, an employee is in the top-paid group of employees for any look-back year if such employee is in the group consisting of the top 20% of the employees when ranked on the basis of compensation paid during such look-back year.

The look-back year is the twelve-month period immediately preceding the current plan year.  The term highly compensated employee also includes any former employee who separated from service (or has a deemed separation from service, as determined under Treasury regulations) prior to the plan year, performs no service for the employer during the plan year, and was a highly compensated employee either for the separation plan year or any plan year ending on or after his 55th birthday, based on the applicable rules in effect for such plan year.

For purposes of determining who is a highly compensated employee under this Section 1.4(b), compensation means compensation as defined in Section 1.2(a) without regard to Section 1.2(b).  The plan administrator shall make the determination of who is a highly compensated employee.

This Section 1.4(b) is effective for plan years beginning after December 31, 1996, except that, in determining whether an employee is a highly compensated employee in 1997, this provision shall be treated as having been in effect for the last plan year beginning before January 1, 1997.

(c)	Nonhighly Compensated Employee means any employee who is not a highly compensated employee.

Section 1.5 – Employer

(a)

Employer means Weis Markets, Inc. or any successor entity by merger, purchase, consolidation, or otherwise; or an organization affiliated with the employer that may assume the obligations of this plan with respect to its employees by becoming a party to this plan.  Another employer, whether or not it is affiliated with the sponsor employer, may adopt this plan to cover its employees by filing with the sponsor employer a written resolution adopting the plan, upon which the sponsor employer shall indicate its acceptance of such employer as an employer under the plan, if such participation is acceptable.  Each such employer shall be deemed to be the employer only as to persons who are on its payroll.

(b)

Employer for Compliance Testing – For purposes of determining whether the plan satisfies the participation coverage requirements of Code section 410(b) and the limitations on benefits and allocations under Code section 415, employer shall mean the employer that adopts this plan as set forth in Section 1.5(a), and all members of a controlled group of corporations (as defined in Code section 414(b)), all commonly controlled trades or businesses (as defined in Code section 414(c)) or affiliated service groups (as defined in Code section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Code section 414(o).

(c)

Exclusive Benefit – In compliance with the exclusive benefit requirements of Code section 401(a), the sponsorship of this plan may not be transferred to an unrelated entity if the transfer is not in connection with a transfer of business assets or operations from the employer to such entity.

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Weis Markets, Inc. Retirement Savings Plan

Section 1.6 – Fiduciaries

(a)	Named Fiduciary means the person or persons having fiduciary responsibility for the management and control of plan assets.
(b)	Plan administrator means the person or persons appointed by the named fiduciary to administer the plan.
(c)	Trustee means the trustee named in the trust agreement executed pursuant to this plan, or any duly appointed successor trustee.
(d)	Investment Manager means a person or corporation other than the trustee appointed for the investment of plan assets.

Section 1.7 – Participant/Beneficiary/Spouse/Dependent

(a)

Participant means an eligible employee of the employer who becomes a member of the plan pursuant to the provisions of Article II, or a former employee who has an accrued benefit under the plan.  A participant shall be treated as benefiting under the plan for any plan year during which the participant received or is deemed to receive an allocation in accordance with Regulation section 1.410(b)-3(a).

(b)

Beneficiary means a person designated by a participant who is or may become entitled to a benefit under the plan.  A beneficiary who becomes entitled to a benefit under the plan remains a beneficiary under the plan until the trustee has fully distributed his benefit to him.  A beneficiary's right to (and the plan administrator's, or a trustee's duty to provide to the beneficiary) information or data concerning the plan shall not arise until he first becomes entitled to receive a benefit under the plan.

(c)	Spouse means the person of the opposite sex married to the participant at the time of the determination and as further defined by section 3 of the Defense of Marriage Act, 1 U.S.C. § 7 (1996).
(d)	Dependent means a dependent as defined by Code section 152 without regard to section 152(d)(1)(B).

Section 1.8 – Participant Accounts

(a)	Profit Sharing Account means the balance of the separate account derived from the employer’s profit sharing contributions, including forfeitures (if any) (if so provided under Section 3.2).
(b)	Qualified Nonelective Contribution Account means the balance of the separate account derived from the employer's qualified nonelective contributions (if so provided under Section 3.3).
(c)	Employee 401(k) Elective Deferral Account means the balance of the separate account derived from the participant's 401(k) elective deferrals (if so provided under Section 3.4).
(d)	Roth Elective Deferral Account means the balance of the separate account derived from the participant's Roth elective deferrals (if so provided under Section 3.4A).
(e)	Employee Nondeductible Contribution Account means the balance of the separate account derived from the participant’s nondeductible employee contributions (if so provided under Section 3.5).
(f)	Employer Matching Contribution Account means the balance of the separate account derived from the employer's matching contributions (if so provided under Section 3.6).
(g)	Qualified Employer Matching Contribution Account means the balance of the separate account derived from the employer's qualified matching contributions (if so provided under Section 3.6).
(h)	Rollover/Transfer Account means the balance of the separate account derived from rollover contributions and/or transfer contributions (if so provided under Section 3.7).
(i)	Accrued Benefit means the total of the participant’s account balances as of the accounting date falling on or before the day on which the accrued benefit is being determined.

Section 1.9 – Plan

Plan means Weis Markets, Inc. Retirement Savings Plan as set forth herein and as it may be amended from time to time.

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Section 1.10 – Service

(a)

Service means any period of time the employee is in the employ of the employer, including any period the employee is on an unpaid leave of absence authorized by the employer under a uniform, nondiscriminatory policy applicable to all employees.  Separation from service means that the employee no longer has an employment relationship with the employer.

(b)	(1) Hour of Service means:

(A)  Each hour for which an employee is paid, or entitled to payment, for the performance of duties for the employer.  These hours shall be credited to the employee for the computation period in which the duties are performed; and

(B)  Each hour for which an employee is paid, or entitled to payment, by the employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.  No more than 501 hours of service shall be credited under this Subparagraph (B) for any single continuous period (whether or not such period occurs in a single computation period).  An hour of service shall not be credited to an employee under this Subparagraph (B) if the employee is paid, or entitled to payment, under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws.  Hours under this Subparagraph (B) shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations that is incorporated herein by this reference; and

(C)  Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer.  The same hours of service shall not be credited both under Subparagraph (A) or Subparagraph (B), as the case may be, and under this Subparagraph (C).  These hours shall be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

Hours of service shall be determined on the basis of actual hours for which an employee is paid or entitled to payment.  The above provisions shall be construed so as to resolve any ambiguities in favor of crediting employees with hours of service.

If, for the purposes of the plan, an employee's records are maintained on other than an hourly basis, the plan administrator, according to uniform rules applicable to a class of employees, may apply the following equivalencies for the purpose of crediting hours of service:

Basis Upon Which Records Are Maintained	Credit Granted to Individual if Individual Earns One or More Hours of Service During Period
Shift	Actual hours of full shift
Day	10 hours of service
Week	45 hours of service
Semi-Monthly Payroll Period	95 hours of service
Months of Employment	190 hours of service

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Weis Markets, Inc. Retirement Savings Plan

(2)  Solely for purposes of determining whether a break in service for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service that would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of a birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement.  The hours of service credited under this paragraph shall be credited:  (A) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (B) in all other cases, in the following computation period.  No more than 501 hours of service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).

(3)  Solely for purposes of determining whether a break in service for participation and vesting purposes has occurred in a computation period, an individual who is absent from work on unpaid leave under the Family and Medical Leave Act shall receive credit for the hours of service that would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence.  Such an individual shall be treated as actively employed for the purposes of participation and eligibility for an allocation of any employer contribution that may be provided under this plan.  Notwithstanding the preceding, this paragraph shall not apply if the employer or the particular employee is not subject to the requirements of the Family and Medical Leave Act at the time of the absence.

(4)  Hours of service shall be credited for employment with the employer as defined in Section 1.5(b).  Hours of service shall also be credited for any leased employee who is considered an employee for purposes of this plan under Code section 414(n) or Code section 414(o).

(c)

(1)  Year of Service means a 12-consecutive-month computation period during which the employee completes the required number of hours of service with the employer as specified in Sections 2.1 or 4.1.  No more than one year of service will be credited for any 12-consecutive-month period unless otherwise required by Sections 2.1(c) and 4.1(c).

(2)  Service With Related Employers – For purposes of crediting years of service, hours of service credited in accordance with Section 1.10(b)(4) shall be taken into account.

(3)  Predecessor Service – If the employer maintains the plan of a predecessor employer, service with such predecessor employer shall be treated as service for the employer.  If the employer does not maintain the plan of a predecessor employer, then service as an employee of a predecessor employer shall not be considered as service under the plan, except as noted below:

•

Effective November 18, 1994, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Kings Markets, Strasburg store (Store No. 159) shall be considered as service under the plan solely for the purpose of determining eligibility years of service (under Section 2.1).

•

Effective August 24, 2009, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Binghamton Giant Markets, Inc. shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1).

•

Effective January 11, 2010, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Vestal, New York Medicine Shoppe shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1).

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•

Effective June 11, 2012, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Genuardi's Safeway shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1).

•

Effective August 31, 2015, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Hanover, PA Nell's Shur-Fine Market shall be considered as service under the plan solely for the purpose of determining eligibility years of service (under Section 2.1).

(d)

Break in Service (or One Year Break in Service) means a 12-consecutive-month computation period during which a participant or former participant does not complete the specified number of hours of service with the employer as set forth in Sections 2.1(b) and 4.1(b).

(e)

Qualified Military Service – Notwithstanding any provision of this plan to the contrary, effective December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).  An employee reemployed after qualified military service shall not be treated as having incurred a break in service, for purposes of vesting and benefit accruals, solely because of an absence due to qualified military service.

Effective with respect to deaths occurring on or after January 1, 2007, in the case of a participant who dies while performing qualified military service, the beneficiary(ies) of the participant shall be entitled to any additional benefits payable under Section 4.2(a)(5) (other than contributions relating to the period of qualified military service) that would have been payable had the participant resumed and then immediately terminated employment on account of death.

Section 1.11 – Trust

(a)	Trust means the qualified trust created under the employer’s plan.
(b)	Trust Fund means all property held or acquired by the plan.

ARTICLE II – PARTICIPATION

Section 2.1 – Eligibility Service

(a)	Eligibility Year of Service means an eligibility computation period during which the employee completes at least 1,000 hours of service with the employer.
(b)

One Year Break in Service means for the purposes of this Article II an eligibility computation period during which the participant or former participant does not complete more than 500 hours of service with the employer.

(c)

Eligibility Computation Period – The initial eligibility computation period shall be the 12-consecutive-month period beginning with the day on which the employee first performs an hour of service for the employer (employment commencement date).

Succeeding eligibility computation periods shall coincide with the plan year, beginning with the first plan year that commences prior to the first anniversary of the employee's employment commencement date regardless of whether the employee is credited with the required number of hours of service during the initial eligibility computation period.  An employee who is credited with the required number of hours of service in both the initial eligibility computation period and the first plan year that commences prior to the first anniversary of the employee's employment commencement date shall be credited with two years of service for purposes of eligibility to participate.

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Section 2.2 – Plan Participation

(a)	Eligibility

(1)  Eligibility for Employer Profit Sharing Contributions

(A)  Age/Service Requirements – An employee who is a member of the eligible class of employees shall be eligible for participation for the purpose of the employer profit sharing provision after he has satisfied the following participation requirement(s):

•	Completion of 1 year of service.
•	Attainment of age 21.

(B)  Eligible Class of Employees – All employees of the employer except those described below shall be eligible for purposes of receiving a profit sharing allocation if employed in the following categories:  Salaried Employee, Level I Department Manager, Foreman, Corporate Lead Person, Corporate Department Assistant, Corporate Administrative Assistant, Corporate Reorder Buyer, or Corporate Architectural Draftsperson.

•

Individuals not directly employed by the employer as defined in Section 1.5(a) shall not be eligible to receive a profit sharing contribution.  An employee of the employer as that term is defined in Section 1.5(b) with respect to the sponsoring employer shall not be eligible to receive a profit sharing allocation unless such employee's direct employer affirmatively elects to become a participating employer hereunder.

•

Employees who became employees as the result of a “Code section 410(b)(6)(C) transaction.”  These employees shall be excluded during the period beginning on the date of the transaction and ending on the last day of the first plan year beginning after the date of the transaction.  A “Code section 410(b)(6)(C) transaction” is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

•

Employees included in a unit of employees covered by a collective bargaining agreement between the employer and employee representatives shall not be eligible to receive a profit sharing allocation if retirement benefits were the subject of good faith bargaining and if less than 2% of the employees of the employer who are covered pursuant to that agreement are professionals as defined in Regulation section 1.410(b)-9(g).  For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the employer.

•	Leased employees who are considered employees under the plan shall not be eligible to receive a profit sharing allocation.
•

Employees who are non-resident aliens (as defined in Code section 7701(b)(1)(B)) and who receive no earned income (as defined in Code section 911(d)(2)) from the employer that constitutes income from sources within the United States (as defined in Code section 861(a)(3)) shall not be eligible to receive a profit sharing allocation.

•	Highly compensated employees as defined in Section 1.4(b) shall not be eligible to receive a profit sharing allocation.
•	Former employees of Hanover, PA Nell's Shur-Fine Market shall not be eligible to receive a profit sharing allocation prior to January 1, 2016.

Notwithstanding the above eligible class of employees, the eligible class provisions of the plan before January 1, 2009 shall continue to apply to participants who received profit sharing allocations before January 1, 2009, and to employees who otherwise would have become participants in the Plan by December 31, 2009.

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(2)  Eligibility for All Other Purposes

(A)  Age/Service Requirements – An employee who is a member of the eligible class of employees shall be eligible for participation for all purposes under the plan after he has satisfied the following participation requirement(s):

(i)	Completion of 1 year of service.
(ii)	Attainment of age 21.

(B)  Eligible class of employees – All employees of the employer shall be eligible for the purposes of this Section 2.2(a)(2) except for employees in the following categories:

•

Individuals not directly employed by the employer as defined in Section 1.5(a).  An employee of the employer as that term is defined in Section 1.5(b) with respect to the sponsoring employer shall not participate in this plan unless such employee's direct employer affirmatively elects to become a participating employer hereunder.

•

Employees who became employees as the result of a "Code section 410(b)(6)(C) transaction."  These employees shall be excluded during the period beginning on the date of the transaction and ending on the last day of the first plan year beginning after the date of the transaction.  A "Code section 410(b)(6)(C) transaction" is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

•

Employees included in a unit of employees covered by a collective bargaining agreement between the employer and employee representatives if retirement benefits were the subject of good faith bargaining and if 2% or less of the employees of the employer who are covered pursuant to that agreement are professionals as defined in Regulation section 1.410(b)‑9.  For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the employer.

•	Leased employees who are considered employees under the plan.
•

Employees who are non-resident aliens (as defined in Code section 7701(b)(1)(B)) and who receive no earned income (as defined in Code section 911(d)(2)) from the employer that constitutes income from sources within the United States (as defined in Code section 861(a)(3)).

(b)	Entry Date

(1)  Entry Date for Purposes of Employer Profit Sharing Contributions – An eligible employee shall participate in the plan for the purpose of the employer profit sharing contribution provisions on the earlier of the March 31, June 30, September 30, or December 31 coinciding with or immediately following the date on which he has met the age and service requirements, provided he is employed on that date.

(2)  Entry Date for All Other Purposes – An eligible employee shall participate in the plan for all purposes on the earlier of the March 31,  June 30,  September 30, or December 31 coinciding with or immediately following the date on which he has met the age and service requirements, provided he is employed on that date.

(3)  If an employee who is not a member of the eligible class of employees becomes a member of the eligible class, such employee shall participate immediately, if he has satisfied the age and service requirements and would have otherwise previously become a participant.

Section 2.3 – Termination of Participation

A participant shall continue to be an active participant of the plan so long as he is a member of the eligible class of employees and he does not terminate employment.  He shall become an inactive participant when he terminates employment or ceases to be a member of the eligible class of employees.  He shall cease participation completely upon the later of his receipt of a total distribution of his nonforfeitable account balance(s) under the plan or the forfeiture of the nonvested portion of the account balance(s).

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Section 2.4 – Re-Participation or Re-Employment (Break in Service Rules)

(a)

Vested Participant – A former participant who had a nonforfeitable right to all or a portion of his account balance derived from employer contributions at the time of his termination from service shall become a participant immediately upon returning to the employ of the employer, if he is a member of the eligible class of employees.

(b)

Nonvested Participant or Employee – In the case of an employee who does not have any nonforfeitable right to his account balance derived from employer contributions at the time of his termination from service, years of service before a period of consecutive one-year breaks in service shall not be taken into account in computing eligibility service if the number of consecutive one-year breaks in service in such period equals or exceeds the greater of 5 or the aggregate number of years of service before such breaks in service.  Such aggregate number of years of service shall not include any years of service disregarded under the preceding sentence by reason of prior breaks in service.

If an employee's years of service before termination from service are disregarded pursuant to the preceding paragraph, he shall be considered a new employee for eligibility purposes.  If such employee's years of service before termination from service may not be disregarded pursuant to the preceding paragraph, he shall participate immediately upon returning to the employ of the employer, if he is a member of the eligible class of employees and has otherwise satisfied the age and service requirements of Section 2.2.

(c)

Return to Eligible Class – If a participant becomes an inactive participant, because he is no longer a member of the eligible class of employees, but does not incur a break in service, such inactive participant shall become an active participant immediately upon returning to the eligible class of employees.  If such participant incurs a break in service, eligibility shall be determined under the re-participation rules in Section 2.4(a) and (b) above.

ARTICLE III – ALLOCATIONS TO PARTICIPANT ACCOUNTS

Section 3.1 – General Provisions

(a)

Maintenance of Participant Accounts – The plan administrator shall maintain separate accounts covering each participant under the plan as herein described.  Such accounts shall be increased by contributions, reallocation of forfeitures (if any), investment income, and market value appreciation of the fund.  They shall be decreased by market value depreciation of the fund, forfeiture of nonvested amounts, benefit payments, withdrawals, and expenses.

(b)	Amount and Payment of Employer Contribution

(1)  Amount of Contribution – For each plan year, the employer contribution to the plan shall be the amount that is determined under the provisions of this Article; provided, however, that the employer may not make a contribution to the plan for any plan year to the extent the contribution would exceed the participants' maximum permissible amounts under Code section 415.  Further, the employer contribution shall not exceed the maximum amount deductible under Code section 404, subject to the provisions for a nondeductible contribution without penalty as permitted under Code section 4972(c)(6).  For this purpose, participant elective deferrals shall not be taken into account as provided under Code section 404(n).

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The employer contributes to this plan on the conditions that its contribution is not due to a mistake of fact and that the Internal Revenue Service will not disallow the deduction for its contribution.  The trustee, upon written request from the employer, shall return to the employer the amount of the employer's contribution made due to a mistake of fact or the amount of the employer's contribution disallowed as a deduction under Code section 404.  The trustee shall not return any portion of the employer's contribution under the provisions of this paragraph more than one year after the earlier of:  (A) The date on which the employer made the contribution due to a mistake of fact; or (B) The time of disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.  The trustee will not increase the amount of the employer contribution returnable under this Section for any earnings attributable to the contribution, but the trustee will decrease the employer contribution returnable for any losses attributable to it. The trustee may require the employer to furnish whatever evidence it deems necessary to confirm that the amount the employer has requested be returned is properly returnable under ERISA.

(2)  Payment of Contribution – The employer shall make its contribution to the plan in cash within the time prescribed by the Code or applicable Treasury regulations.  Subject to the consent of the trustee, the employer may make its contribution in property rather than in cash, provided the contribution is discretionary and the property contributed is unencumbered.

(3)  Allocation if More Than One Employer – If the employer consists of a sponsoring employer and one or more participating employers, the contribution made by each such entity shall be allocated to the accounts of the participants directly employed by the contributing employer.  If a participant is employed by more than one entity during the applicable period, each entity shall contribute with respect to the compensation earned by the participant while employed by that entity.

(c)

Limitations and Conditions – Notwithstanding the allocation procedures set forth in this Article, the allocations otherwise contributable to participants' accounts under this plan shall be limited or reduced as provided in Section 5.1.

Section 3.2 – Profit Sharing Contributions

(a)

Amount of Contribution – The employer shall determine, in its sole discretion, the amount of employer profit sharing contribution to be made under this Section 3.2(a) each year; provided, however, that the employer shall contribute such amount as may be required for restoration of a forfeited amount under Section 4.2.

(b)

Conditions for Allocations – A participant shall be eligible for an allocation of the employer profit sharing contribution and forfeitures as of an allocation date, provided that he satisfies the following conditions:

(1)  He completed at least 1,000 hours of service during the current plan year, except that the hours of service requirement shall not apply with respect to any minimum top-heavy allocation as provided in Section 5.4.

AND

(2)  He is employed by the employer on the last day of the plan year.

AND

(3)  He is not a Highly Compensated Employee.

AND

(4)  He is employed in one of the eligible job categories listed in Section 2.2(a)(1)(B) on the last day of the plan year.

In the event a minimum top-heavy allocation is required to be made as a profit sharing contribution under the provisions of Section 3.2(c)(2), solely for this limited purpose active participant shall include any person participating under the provision of Section 2.2(b)(1) and not yet eligible to participate in the plan for all purposes under Section 2.2(b)(2).

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(c)	(1) Allocation Formula

The employer shall make a separate profit sharing contribution for the plan year with respect to each allocation formula as described below.  The trustee shall be notified by the employer in writing as to the amount being contributed with respect to each formula.  Forfeitures for the plan year shall be allocated under allocation formula (B) below.  For this purpose, the following allocation formulas shall be used:

(A)  The employer profit sharing contribution shall be allocated to the profit sharing account of each eligible participant in equal amounts, but not in excess of the maximum permissible amount as defined in Section 5.1(c).

(B)  The employer profit sharing contribution and forfeitures for the plan year shall be allocated to the profit sharing account of each eligible participant in the ratio that such participant's compensation bears to the compensation of all participants.

(2)  Top-Heavy Plan Years

In any plan year in which this plan is top-heavy (as defined in Section 5.4(d)(2)), the top-heavy minimum benefit requirement with respect to a participant shall first be met by any allocation to the qualified nonelective contribution account for the plan year.  Then, the contributions and forfeitures allocable to the profit sharing account shall be adjusted as necessary for compliance.  The total of the contributions and forfeitures allocated to such account(s) of each participant shall not be less than an amount equal to 3% of his compensation or the largest percentage of elective deferral contribution, employer contribution, and forfeiture allocated on behalf of any key employee for that year, whichever is less.

(3)  Compensation – For purposes of the allocation of the employer profit sharing contribution, compensation means compensation as defined in Section 1.2(a) and (b) (subject to the limitations of Section 1.2(c)) for the entire plan year.

Compensation includable under Section 1.2(a) and (b) but not paid through payroll shall be treated as being paid as of the last day of the plan year or the last day of employment, if earlier.

However, for purposes of the top-heavy contribution, compensation means compensation as defined in Section 5.1(c)(2), subject to the limitations of Section 1.2(c).

Section 3.3 – Qualified Nonelective Contributions

To the extent the current year testing method is being used to satisfy the requirements described in Section 5.5(b) and (c), the employer may make qualified nonelective contributions on behalf of either the nonhighly compensated active participants or all active participants that are sufficient to satisfy either the actual deferral percentage test or the actual contribution percentage test, or both, pursuant to regulations under the Code in lieu of distributing excess contributions as provided in Section 5.5(b)(2) of the plan, or excess aggregate contributions as provided in Section 5.5(c)(2) of the plan.  The employer may elect to comply with the ADP test requirements by making safe harbor nonelective contributions on behalf of all active participants as described in Section 5.5(f).

Qualified nonelective contributions are contributions (other than profit sharing contributions or employer matching contributions) that are made by the employer and allocated to participants' qualified nonelective contribution accounts that the participants may not elect to receive in cash until distributed from the plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to elective deferrals and qualified matching contributions.  Safe harbor nonelective contributions shall be allocated to a safe harbor sub-account of the qualified nonelective contribution account and shall be held subject to the same rights and restrictions.

(a)	Amount of Contribution

The amount of such contributions for each plan year shall be an amount determined by the employer, in its sole discretion, after the plan administrator has determined the amount needed to satisfy the actual deferral percentage test or the actual contribution percentage test, or both.

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(b)	Allocation of Contribution

(1)  Allocation of the qualified nonelective contribution shall be made to the group of eligible nonhighly compensated employees that consists of half of all eligible nonhighly compensated employees for the plan year determined by identifying the nonhighly compensated employee with the smallest amount of compensation and continuing in ascending order until half of all eligible nonhighly compensated employees have been identified, subject to the further requirements of Section 5.5(b)(1)(A)(viii) and Section 5.5(c)(1)(A)(viii).

(2)  Top-Heavy Plan Years

The top-heavy minimum benefit requirements shall be met as provided under Section 3.2(c)(2) concerning profit sharing and qualified nonelective contribution allocations.

(3)  Compensation – For purposes of the allocation of the qualified nonelective contribution, compensation means compensation as defined in Section 1.2(d) (subject to the limitations of Section 1.2(c)) for the entire plan year, but limited to the employee's compensation for the portion of the plan year in which the employee actually is a member of the eligible class of employees as defined in Section 2.2.  However, for purposes of the top-heavy contribution, compensation means compensation as defined in Section 5.1(c)(2), subject to the limitations of Section 1.2(c).

Section 3.4 – Employee 401(k) Elective Deferral Contributions

(a)

Amount of Contribution – The employer shall contribute each plan year on behalf of each active participant who elects salary deferral a sum equal to the amount that the participant has elected to defer under a salary reduction arrangement or under a cash or deferred arrangement.  The contribution shall be credited to the participant's employee 401(k) elective deferral account.

A highly compensated employee may not elect a salary reduction in excess of any limitation established by board resolution.  Such limitation shall be communicated to the highly compensated employees a reasonable time in advance of the date as of which it is effective.  The plan administrator may limit the amount of salary reduction or deferred compensation at any time, if he determines that such limitation is necessary to meet the requirements for a "qualified cash or deferred arrangement" under Code section 401(k) and regulations issued pursuant thereto as set forth in Section 5.5.

Effective for plan years beginning prior to 2015, the plan administrator shall calculate the actual deferral percentage for the highly compensated employees using the testing method as provided under the prior statement of the plan document.

Effective for plan years beginning on or after January 1, 2015, the plan administrator shall calculate the actual deferral percentage for the highly compensated employees using the prior year testing method.

(b)	Salary Reduction Election

(1)  Availability of Election – An active participant may effect a salary reduction agreement with the employer under which an employer contribution will be made to the plan on behalf of such participant only if he elects to reduce his compensation or to forgo an increase in his compensation.  The amount of salary deferral may range from 0% to 50% of compensation.

(2)  Election Procedures – A notice of a participant’s salary reduction election shall be given to the employer and to the plan administrator in the manner established by the plan administrator.  The plan administrator shall provide a written notice to all participants of the required procedures for making an election and the date as of which an election will be effective.  An election shall be permitted at least once each plan year and the participants shall be permitted a reasonable time in which to make the election.  However, in no event shall such election be made or be effective before the adoption of the employee 401(k) elective deferral contribution provision under the plan.  A participant electing salary reduction will be deemed to desire to continue at the same rate, unless he notifies the plan administrator of his desire to change the amount of salary reduction.  The revised election shall be effective in accordance with the plan administrator’s published procedures.  A salary reduction may be discontinued at any time upon proper notice in the manner established by the plan administrator.  The plan administrator and employer shall treat a salary reduction election as having been revoked by the participant upon his termination of employment or his ceasing to be a member of the eligible class of participants.

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A participant who receives a distribution of elective deferrals on account of hardship shall be prohibited from making elective deferrals and employee nondeductible contributions under this and all other plans of the employer for 6 months after receipt of the distribution.

(3)  Compensation – For this purpose, compensation means compensation as defined in Section 1.2(a) and (b) (subject to the limitations of Section 1.2(c)), but excluding short term disability benefits not paid through the employer's payroll system, expense reimbursements, and any form of non-cash compensation.  The participant’s salary reduction election shall apply only to compensation that becomes currently available to the employee after the effective date of the election.  The employer shall apply the salary reduction election to all of the participant’s compensation (and to increases in compensation), unless the participant’s salary reduction election specifies that the election is to be limited to certain compensation.

(4)  Catch-Up Contributions – All employees who are eligible to make elective deferrals under this plan before the close of the plan year and who have attained age 50 or over by the end of their applicable taxable years shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 5.5(a)(2).  The employer-imposed limitations on the maximum amount of permissible salary deferral shall not apply.

(c)	Cash or Deferred Election

No contribution shall be made under this plan pursuant to a cash or deferred election.  All elective deferrals shall be made under a salary deferral election.

Section 3.4A – Roth Elective Deferral Contributions

(a)

Amount of Contribution – Effective April 1, 2016, the employer shall contribute each plan year on behalf of each active participant who elects a Roth elective deferral under Code section 402A a sum equal to the amount that the participant has elected to contribute as a Roth elective deferral pursuant to a salary reduction agreement.  The contribution shall be credited to the participant's Roth elective deferral account.

Any limitations imposed under Section 3.4(a) on the amount of salary reduction that a participant may elect shall be applied to the sum of the elections made under Section 3.4 and this Section 3.4A.

The plan administrator shall calculate the actual deferral percentage for the highly compensated employees as described in Section 3.4(a), taking into account any participant contributions made to the Roth elective deferral account.  Further, the Roth elective deferral account shall be included with the 401(k) elective deferral account for purposes of the actual deferral percentage and actual contribution percentage tests.  Unless specifically stated otherwise, Roth elective deferrals shall be treated as elective deferrals for all purposes under the plan.

(b)	Salary Reduction Election

(1)  Availability of Election – An active participant who is eligible to make 401(k) elective deferral contributions shall be eligible to designate all or a portion of his elective deferral contributions to be credited to his Roth elective deferral account.  Such designation shall be irrevocable.  The amount of Roth elective deferral together with any salary deferral made under Section 3.4 may range as provided under Section 3.4(b)(1).

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(2)  Election Procedures – A notice of a participant's Roth deferral election shall be given to the employer and to the plan administrator in the manner as provided for 401(k) salary reduction elections under Section 3.4(b)(2).  The election may be made on the same form as the 401(k) salary reduction election but shall be a separate election.  The plan administrator shall provide a written notice to all participants of the required procedures for making an election and the date as of which an election will be effective.  An election shall be permitted at least once each plan year and the participants shall be permitted a reasonable time in which to make the election.  However, in no event shall such election be made or be effective before the adoption of the Roth elective deferral contribution provision under the plan, except as provided in relief granted by the Commissioner of Internal Revenue.  A participant electing Roth elective deferral account crediting for his salary reduction will be deemed to desire to continue at the same rate, unless he notifies the plan administrator of his desire to change such election.  The revised election shall be effective in accordance with the plan administrator's published procedures.  Roth elective deferral account crediting may be discontinued at any time upon proper notice in the manner established by the plan administrator.  The plan administrator and employer shall treat a salary reduction election as having been revoked by the participant upon his termination of employment or his ceasing to be a member of the eligible class of participants.

As provided in Section 4.4, a participant who receives a hardship distribution shall be prohibited from making Roth elective deferrals under this and all other plans of the employer for 6 months after receipt of the distribution.

(3)  Conditions – The participant's election to have contributions credited to his Roth elective deferral account shall apply only to compensation that becomes currently available to the employee after the effective date of the election.  The employer shall apply such election to the designated portion of the participant's compensation (and to increases in compensation), unless the participant's Roth deferral election specifies that the election is to be limited to certain compensation.

(4)  Accounting – Roth elective deferrals shall be credited only to the Roth elective deferral account.  Such contributions shall not be transferred to the 401(k) elective deferral account.  The plan administrator shall maintain an accounting of all participant contributions made thereto and withdrawals therefrom.  Investment results and other credits or charges shall be separately allocated on a reasonable and consistent basis to the Roth elective deferral account and the other accounts under the plan.  However, forfeitures may not be allocated to the Roth elective deferral account.

Section 3.5 – Employee Nondeductible Contributions

Employee nondeductible contributions are not permitted under this plan and no amount shall be credited to the employee nondeductible contribution account.

Section 3.6 – Employer Matching Contributions

Employer matching contributions shall be made under the provisions of this Section.  Such contributions shall be credited to the employer matching contribution account or the qualified employer matching contribution account, as applicable.  With respect to each interim allocation date, the employer shall contribute the amount necessary to fund the employer matching contribution allocation for the interim allocation period based on the eligible deferrals and participant compensation for such period.

Effective for plan years beginning prior to 2015, the plan administrator shall calculate the actual contribution percentage for the highly compensated employees using the testing method as provided under the prior statement of the plan document.

Effective for plan years beginning on or after January 1, 2015, the plan administrator shall calculate the actual contribution percentage for the highly compensated employees using the prior year testing method.

(a)

Qualified Matching Contributions – The employer matching contribution shall not be treated as a qualified matching contribution.  A qualified matching contribution means matching contributions that are subject to the distribution and nonforfeitability requirements under Code section 401(k) when made.  A matching contribution must be a qualified matching contribution under Regulation section 1.401(k)-2(a)(6) in order to be taken into account under the ADP test.

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(b)	Contributions Subject to Matching – Employer matching contributions shall be made for an eligible participant with respect to the following contributions:
•	Any contributions made under a salary reduction agreement pursuant to Section 3.4
•	Any Roth elective deferral contributions made pursuant to Section 3.4A
•	Any catch-up contributions
(c)	Conditions for Allocation – A participant shall be eligible for an allocation of an employer matching contribution as of an allocation date, provided that he satisfies the following conditions:

(1)  He made a contribution that is subject to matching during the current plan year.

AND

(2)  He completed at least one hour of service during the current allocation period.

AND

(3)  Effective for allocations made after March 31, 2004, he is not a highly compensated employee who has held the title of chairman, vice chairman, president, or vice president with respect to the employer as of any day in the plan year on or before the allocation date.

Notwithstanding the preceding requirements, any hours of service or employment requirement shall not apply in any plan year for which the employer elects to comply with the ACP safe harbor in years beginning after December 31, 1998.

(d)

(1)  Allocation Formula – The employer matching contribution and any applicable forfeitures shall be equal to the employer matching percentage applied to the participant’s contributions for each allocation period within the current plan year that are subject to matching.

The employer matching percentage shall be determined each year by the employer in its own discretion.

(2)  Limitation on Total Matching Allocation – Notwithstanding the preceding allocation formula(s), an allocation shall not be made to an individual participant's account to the extent that when combined with any other employer matching contribution made to the participant's account for the plan year, it would exceed the greatest of:  (i) 5% of his compensation; (ii) his elective deferrals for the plan year; or (iii) the product of 2 times the sum of the plan’s representative matching rate (as defined in Section 5.5(c)(1)(A)(viii)) plus the participant’s elective deferrals for the plan year.  Such an excess allocation shall be reallocated among the remaining eligible participants.

(3)  Compensation – For purposes of the allocation of the employer matching contribution, compensation means compensation as defined in Section 1.2(a) and (b) (subject to the limitations of Section 1.2(c)) for the allocation period.  Compensation includable under Section 1.2(a) and (b) but not paid through payroll shall be treated as being paid as of the last day of the plan year or the last day of employment, if earlier.

Compensation shall exclude any bonus payable to the participant.  Short term disability benefits not paid through the employer's payroll system, expense reimbursements, and any form of non-cash compensation shall not be taken into account for this purpose.

(e)	Forfeitures of Excess Aggregate Contributions

Excess aggregate contributions that are determined under the actual contribution percentage test and that are attributed to employer matching contributions shall be distributed to the extent vested with a proportional amount of the nonvested employer matching contribution being forfeited as of the last day of the plan year in which the excess arose.  Also, any forfeitures required for compliance with Code section 401(a)(4) and Regulation section 1.401(m)-2(b)(3)(v)(B) (because the contribution to which it relates is treated as an excess deferral, excess contribution, or excess aggregate contribution) shall occur as of such date.  The forfeitures shall be treated in the manner described in Section 4.2(c)(2) for the following plan year.

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Section 3.7 – Rollover/Transfer Contributions

(a)

Rollover Contributions – An active participant may contribute to his rollover/transfer account any amounts that he previously received either as a lump sum distribution (as defined in Code section 402(e)(4)(D)) or within one taxable year as a distribution from another qualified plan on account of termination of that plan provided that:

(1)  He transferred such distribution to an individual retirement account or annuity within sixty (60) days after receipt, or

(2)  He transferred such distribution to this plan within sixty (60) days after receipt.

Before accepting a rollover contribution, the trustee may require an employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" that the Code permits an employee to make to a qualified plan.  Effective for requests received on or after January 1, 2002, the acceptable sources for a rollover contribution shall be as set forth in Section 3.7(b).  Notwithstanding the preceding or the provisions of Section 3.7(b), this plan will not accept a rollover from a Roth elective deferral account.

(b)

Transfer Contributions – With the consent of the plan administrator, an active participant may have funds transferred directly to this plan from another qualified plan.  Consent shall not be given if the optional forms of payment to which the funds are subject under the prior plan are not properly disclosed by the prior plan or cannot be accommodated by this plan and trust.

Further, this plan shall not accept any direct or indirect transfers from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan that would otherwise have provided for a life annuity form of payment to the participant.

Effective for requests received on or after January 1, 2002, with the consent of the plan administrator, the participant may have the following transfers made on his behalf directly to this plan (or may make the following rollover contributions as permitted below):

•	A direct rollover of an eligible rollover distribution from a qualified plan described in Code section 401(a) or 403(a), excluding after-tax employee contributions.
•

Effective for plan years beginning on or after April 1, 2016, a direct transfer from a Roth elective deferral account under a qualified Code section 401(a) plan shall be permitted, provided the plan administrator is provided with appropriate accounting information to maintain the accounting records required under Section 3.4A(b)(4).

•	A direct rollover of an eligible rollover distribution from an annuity contract described in Code section 403(b), excluding after-tax employee contributions.
•

Effective on or after April 1, 2016, a direct transfer from a Roth elective deferral account under a qualified Code section 403(b) account shall be permitted, provided the plan administrator is provided with appropriate accounting information to maintain the accounting records required under Section 3.4A(b)(4).

•

A direct rollover or a participant contribution of an eligible rollover distribution from an eligible plan under Code section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

•

A participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code section 408(a) or 408(b) (including an account more specifically described under Code section 408(k) or (p)) that is eligible to be rolled over and would otherwise be includable in gross income.

(c)

Contributions Before Plan Entry Date – An employee, (who is in the eligible class of employees) prior to satisfying the plan’s eligibility conditions, may make a rollover or transfer contribution to the plan to the same extent and in the same manner as a participant.  If an employee makes a rollover or transfer contribution to the plan before satisfying the plan's eligibility conditions, the plan administrator and trustee will treat the employee as a participant for all purposes of the plan, except the employee is not a participant for purposes of making or sharing in contributions or forfeitures under the plan until he actually becomes a participant in the plan.  If the employee has a separation from service prior to becoming a participant, the trustee will distribute his rollover/transfer account to him.

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(d)	Distribution – Withdrawals may be made from a rollover/transfer account under the terms and conditions set forth in Section 4.4.

Section 3.8 – Allocation of Investment Results

(a)	General Allocation Procedures

Investment income and market value appreciation or depreciation shall be allocated to each account of each participant who has accrued benefits in proportion to the respective account balances on each accounting date.  For this purpose, each account balance shall be equal to the average balance for the period commencing on the day following the prior accounting date and ending on the current accounting date.

(b)	Investment Elections

A participant may elect to have all of his accounts invested in such investment fund or combination of investment funds as may be established by the trustee and made available for the benefit of participants; provided, however, that in no event may the participant direct that any portion of his account(s) be invested in collectibles (as defined in Code section 408(m)).  A participant's investment election shall not apply to any portion of any account that may be invested in a participant loan sub-account established under Section 4.4.  The investment results shall be allocated to the participant's account(s) based upon earnings and losses on the participant's share in such investment fund or funds.

The terms and conditions for investment direction shall be established by the plan administrator.  An election may be revoked only by another election and will remain in effect until such revocation.  If a participant fails to make any investment election prior to an allocation to his account(s), the trustee shall invest his account(s) in a qualified default investment alternative selected for the purpose that complies with the regulations prescribed by the Secretary of Labor under ERISA section 404(c)(5) until such time as the participant makes an affirmative investment election.

ARTICLE IV – PAYMENT OF PARTICIPANT ACCOUNTS

Section 4.1 – Vesting Service Rules

(a)

Vesting Year of Service means a vesting computation period during which the employee completes at least 1,000 hours of service with the employer.  All of an employee's years of service with the employer shall be counted to determine the nonforfeitable percentage in the employee's account balance(s) derived from employer contributions, except:

(1)  Years of service disregarded under the break in service rules in Section 4.1(d) below.  (Post-ERISA break in service rules)

(2)  Years of service before the effective date of ERISA if such service would have been disregarded under the break in service rules of the prior plan in effect from time to time before such date.  For this purpose, break in service rules are rules that result in the loss of prior vesting or benefit accruals, or that deny an employee eligibility to participate, by reason of separation or failure to complete a required period of service within a specified period of time.  (Pre-ERISA break in service rules)

(b)

One Year Break in Service means for the purposes of this Article IV a vesting computation period during which the employee or former employee does not complete more than 500 hours of service with the employer.

(c)	Vesting Computation Period means the 12-consecutive-month period coinciding with the plan year.
(d)	Break in Service Rules

(1)  Vested Participant – A former participant who had a nonforfeitable right to all or a portion of his account balance(s) derived from employer contributions or who (effective for plan years beginning on or after January 1, 2006) had made an employee elective deferral contribution at the time of his termination from service shall retain credit for all vesting years of service prior to a break in service as that term is defined in Section 4.1(b).

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(2)  Nonvested Participant or Employee – In the case of a former participant or employee who did not have any nonforfeitable right to his account balance(s) derived from employer contributions and who (effective for plan years beginning on or after January 1, 2006) had made no employee elective deferral contribution at the time of his termination from service, years of service before a period of consecutive one-year breaks in service shall not be taken into account in computing service if the number of consecutive one-year breaks in service in such period equals or exceeds the greater of 5 or the aggregate number of years of service before such breaks in service.  Such aggregate number of years of service shall not include any years of service disregarded under the preceding sentence by reason of prior breaks in service.

(3)  Vesting for Pre-Break and Post-Break Accounts – In the case of a participant or employee who has five or more consecutive one-year breaks in service, all years of service after such breaks in service shall be disregarded for the purpose of vesting the employer-derived account balance(s) that accrued before such breaks in service.  Whether or not such pre-break service counts in vesting the post-break employer-derived account balance(s) shall be determined according to the rules set forth in Section 4.1(d)(1) and (2) above.  Separate accounts shall be maintained for each of the participant’s pre-break and post-break employer-derived account balance(s).  All accounts shall share in the investment earnings and losses of the fund.

Section 4.2 – Vesting of Participant Accounts

(a)	Determination of Vesting

(1)  Normal Retirement – An employee's right to his account balance(s) shall be 100% vested and nonforfeitable upon the attainment of age 65, the normal retirement age.  The vesting of an inactive participant who terminates employment prior to normal retirement age shall remain subject to the provisions of the vesting schedule following attainment of such specified age.  Distributions shall be administered in accordance with termination from employment provisions of Section 4.3(a)(3).

(2)  Late Retirement – If a participant remains employed after his normal retirement age, his account balance(s) shall remain 100% vested and nonforfeitable.  Such participant shall continue to receive allocations to his account as he did before his normal retirement age.

(3)  Early Retirement – In the case of a participant who has attained age 60 and completed 7 years of service before his normal retirement age, the participant's right to his account balance(s) shall be 100% vested and nonforfeitable.  Such participant may retire before his normal retirement age without the consent of the employer and receive payment of benefits from the plan.  If a participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the participant shall be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

(4)  Disability – If a participant separates from service due to disability, such participant’s right to his account balance(s) as of his date of disability shall be 100% vested and nonforfeitable.  Disability means the participant has been determined by the Social Security Administration to be eligible for either full or partial Social Security disability benefits.

(5)  (A)  Death – In the event of the death of a participant who has an accrued benefit under the plan (whether or not he is an active participant), 100% of the participant’s account balance(s) as of the date of death shall be paid to his surviving spouse; except that, if there is no surviving spouse, or if the surviving spouse has already consented in a manner that is (or conforms to) a qualified election under the joint and survivor annuity provisions of Code section 417(a) and regulations issued pursuant thereto and as set forth in Section 5.2, then such balance(s) shall be paid to the participant's designated beneficiary.  The payment options available to the beneficiary shall be those payment options available to the participant under Section 4.3(b).

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(B)  Beneficiary Designation – Subject to the spousal consent requirements of Section 5.2, the participant shall have the right to designate his beneficiaries, including a contingent death beneficiary, and shall have the right at any time prior to his death to change such beneficiaries. The designation shall be effective only if made in writing on a form signed by the participant and supplied by and filed with the plan administrator prior to his death.  If the participant fails to designate a beneficiary, or if the designated person or persons predecease the participant, "beneficiary" shall mean: (a) the spouse, (b) if no surviving spouse, then to the surviving children in equal shares, (c) if no surviving children, then to the surviving parents in equal shares, (d) if no surviving parents, then to the surviving brothers and sisters in equal shares, (e) if no surviving brothers and sisters, then (f) to the participant’s estate if an estate is opened within 2 years of the participant’s death; and otherwise to a charity selected in the sole discretion of the plan administrator.

If a designated beneficiary dies after the participant has died but before the plan has commenced or made distribution to the designated beneficiary, the plan shall be administered as set forth in this paragraph.  The death benefit will be paid to the beneficiary’s designated beneficiary, if any designated prior to such beneficiary’s death in connection with the beneficiary’s election of a form of payment of the participant’s death benefit to which he is entitled; and if no such designation is on file with the plan administrator, then to the beneficiary's estate in a single lump sum payment if an estate is opened within 2 years of the participant’s death; and otherwise to a charity selected in the sole discretion of the plan administrator.  If the deceased designated beneficiary was not the participant's surviving spouse, distribution under this paragraph will be completed by December 31 of the fifth year following the participant's date of death.  If the deceased designated beneficiary was the participant's surviving spouse, distribution under this paragraph will be completed by December 31 of the fifth year following the beneficiary's date of death.

For purposes of this Section 4.2(a)(5), if a spouse or beneficiary of the participant dies simultaneously with the participant, the participant shall be deemed to be the survivor and to have died subsequent to such spouse or beneficiary.  Likewise, if a beneficiary named by a designated beneficiary dies simultaneously with a designated beneficiary, the designated beneficiary shall be deemed to be the survivor and to have died subsequent to the beneficiary named by the designated beneficiary.

If a participant completes or has completed a beneficiary designation form in which the participant designates his spouse as the beneficiary and the participant and such spouse are legally divorced subsequent to the date of such designation; then, the designation shall be administered as if such spouse had predeceased the participant unless the participant, subsequent to the legal divorce, reaffirms the designation by completing a new beneficiary designation form.

(6)  Termination From Service – If a participant separates from the service of the employer other than by retirement, disability, or death, his vested interest in his accounts shall be equal to the account balance multiplied by the vesting percentage determined below:

(A)  Profit Sharing Account – The vesting percentage applicable to the participant’s profit sharing account shall be determined based on his vesting years of service as follows:

Years of Service	Vesting Percentage
0–1 Year	0%
2	20%
3	40%
4	60%
5	80%
6 or More Years	100%

Transition Rule – Notwithstanding the above vesting schedule, the vesting provisions of the plan before January 1, 2007, shall continue to apply to participants who do not have an hour of service on or after such date.

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(B)  Employer Matching Contribution Account – The vesting percentage applicable to the participant's employer matching contribution account shall be determined as follows:

Years of Service	Vesting Percentage
0–1 Year	0%
2	20%
3	40%
4	60%
5	80%
6 or More Years	100%

Transition Rule – Notwithstanding the above vesting schedule, the vesting provisions of the plan before January 1, 2002, shall continue to apply to participants who do not have an hour of service on or after such date.

(C)  Other Accounts – The participant shall always be 100% vested in his following accounts:  employee 401(k) elective deferral account; employee nondeductible contribution account; qualified employer matching contribution account; qualified nonelective contribution account; Roth elective deferral account; rollover/transfer account.  The accrued benefit in such accounts shall be nonforfeitable.

(b)	Forfeitures

(1)  Time of Forfeiture – If a participant terminates employment before his account balances derived from employer contributions are fully vested, the nonvested portion of his accounts shall be forfeited on the earlier of:

(A)  The last day of the vesting computation period in which the participant first incurs five consecutive one-year breaks in service, or

(B)  The date the participant receives his entire vested accrued benefit.

(2)  Cashout Distributions and Restoration

(A)  Cashout Distribution – If an employee terminates service and the value of his vested account balances derived from employer and employee contributions are not greater than $5,000, the employee shall receive a distribution of the value of the entire vested portion of such account balances and the nonvested portion will be treated as a forfeiture.  If an employee would have received a distribution under the preceding sentence but for the fact that the employee's vested account balances exceeded $5,000 when the employee terminated service and if at a later time such account balances are reduced such that they are not greater than $5,000, the employee will receive a distribution of such account balance and the nonvested portion will be treated as a forfeiture.  For purposes of this section, if the value of an employee's vested account balances is zero, he shall be deemed to have received a distribution of such vested account balances.  For the purpose of determining the value of a participant's vested account balance, prior distributions shall be disregarded if distributions have not commenced under an optional form of payment described in Section 4.3.

If an employee terminates service and elects, in accordance with the requirements of Section 4.3, to receive the value of his vested account balances, the nonvested portion shall be treated as a forfeiture as of the date of distribution.  If the employee elects to have distributed less than the entire vested portion of the account balances derived from employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to employer contributions and the denominator of which is the total value of the vested employer derived account balances.

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(B)  Restoration of Accounts – If an employee receives a cashout distribution pursuant to this section and resumes employment covered under this plan before he incurs five consecutive one-year breaks in service, his employer-derived account balances shall each be restored to the amount on the date of distribution, if he repays to the plan the full amount of the distribution attributable to employer contributions before the earlier of five years after the first date on which he is subsequently re-employed by the employer, or the date he incurs five consecutive one-year breaks in service following the date of the distribution.  If an employee is deemed to receive a distribution pursuant to this Section 4.2(b)(2), and he resumes employment covered under this plan before he incurs five consecutive one-year breaks in service, upon the re-employment of such employee his employer-derived account balances will be restored to the amount on the date of such deemed distribution.

Any amount required to restore such forfeitures shall be deducted from forfeitures (including forfeitures of excess aggregate contributions) occurring in the plan year of restoration.  If forfeitures are insufficient for the restoration, the employer may make a contribution to the plan for such plan year to satisfy the restoration.  However, by the end of the plan year following the plan year of restoration, sufficient forfeitures or employer contributions shall be credited to the account to satisfy the restoration.

(c)	Disposition of Forfeitures

(1)  Profit Sharing Account – Forfeitures from profit sharing accounts shall be reallocated among the eligible active participants at the end of the plan year in which such forfeitures occur in accordance with the allocation procedures set forth in Section 3.2.

(2)  Employer Matching Contribution Account – Forfeitures of employer matching contribution accounts first shall be used to reduce administrative expenses; any remaining forfeitures shall be used to reduce the next employer matching contribution to which the employer has commited itself whether for the current plan year or the immediately following plan year.

(d)	Withdrawal of Employee Nondeductible Contributions – No forfeitures shall occur solely as a result of an employee's withdrawal of employee nondeductible contributions.
(e)	Unclaimed Benefits

(1)  Forfeiture – The plan does not require the trustee or the plan administrator to search for, or to ascertain the whereabouts of, any participant or beneficiary.  At the time the participant's or beneficiary's benefit becomes distributable under the plan, the plan administrator, by certified or registered mail addressed to his last known address of record, shall notify any participant or beneficiary that he is entitled to a distribution under this plan.  If the participant or beneficiary fails to claim his distributive share or make his whereabouts known in writing to the plan administrator within twelve months from the date of mailing of the notice, the plan administrator shall treat the participant's or beneficiary's unclaimed payable accrued benefit as forfeited and shall reallocate such forfeiture in accordance with Section 4.2(c).  A forfeiture under this paragraph shall occur at the end of the notice period or, if later, the earliest date applicable Treasury regulations would permit the forfeiture.  These forfeiture provisions apply solely to the participant’s or beneficiary’s accrued benefit derived from employer contributions.

(2)  Restoration – If a participant or beneficiary who has incurred a forfeiture of his accrued benefit under the provisions of this Section 4.2(e) makes a claim, at any time, for his forfeited accrued benefit, the plan administrator shall restore the participant's or beneficiary's forfeited accrued benefit to the same dollar amount as the dollar amount of the accrued benefit forfeited, unadjusted for any gains or losses occurring after the date of the forfeiture.  During the plan year in which the participant or beneficiary makes the claim, the plan administrator shall make the restoration from forfeitures occurring in that plan year.  If forfeitures are insufficient for the restoration, the employer shall make a contribution to the plan to satisfy the restoration.  The plan administrator shall direct the trustee to distribute the participant's or beneficiary's restored accrued benefit to him not later than 60 days after the close of the plan year in which the plan administrator restores the forfeited accrued benefit.

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Section 4.3 – Payment of Participant Accounts

(a)	Time of Payment

(1)  Commencement of Benefits – Unless the participant elects otherwise, distribution of benefits shall begin no later than the 60th day after the latest of the close of the plan year in which:

(A)  The participant attains age 65 (or normal retirement age, if earlier);

(B)  Occurs the 10th anniversary of the year in which the participant commenced participation in the plan; or

(C)  The participant terminates service with the employer (i.e. late retirement).

(2)  Payment Upon Retirement, Disability, or Death – Subject to the provisions set forth in Section 4.3(a)(1), in the Joint and Survivor Requirements of Section 5.2, and in the Distribution Requirements of Section 5.3, if the participant terminates employment due to retirement, disability, or death, his account(s) shall be paid as soon as administratively possible after the occurrence of the event creating the right to a distribution.

(3)  Payment Upon Other Termination of Employment – Subject to the provisions set forth in Section 4.3(a)(1) and in the Distribution Requirements of Section 5.3, if the participant terminates employment other than by retirement, disability, or death, his account(s) shall be paid as soon as administratively possible after the date of severance of employment.

Notwithstanding the preceding, an alternate payee may elect to have paid the amount determined under the qualified domestic relations order as soon as administratively possible following the date permitted under Section 4.5.

(4)  Notwithstanding the foregoing, the failure of a participant (and spouse where the spouse's consent is required) to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 5.2(a), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

(b)

Form of Payment – A participant or beneficiary may elect to receive distribution of his account(s) as a lump sum benefit payment.  The participant or beneficiary shall file a written request for benefits with the plan administrator before payment will be made.  The lump sum benefit payment shall be made in cash from the fund.  If the vested accrued benefit is no more than $5,000, benefits shall automatically be paid in a lump sum in accordance with Section 4.3(d)(5).

Effective solely for distributions made before October 1, 2009, a participant was permitted to elect installment payments over a period of years that meets the Distribution Requirements of Section 5.3.  Installment payments may be made in cash from the fund or by distribution of an annuity term certain contract.

If a distribution is required under the Distribution Requirements of Section 5.3, the participant fails to elect payment, and the vested balance of the account(s) exceeds $5,000, the trustee shall pay the benefit in installment payments that meet the requirements of Section 5.3 over the joint life and last survivor expectancy of the participant and his designated beneficiary.  If the vested balance of the account(s) does not exceed $5,000, the trustee shall distribute the entire account balance in a lump sum.

(c)	General Payment Provisions

(1)  All distributions due to be made under this plan shall be made on the basis of the amount to the credit of the participant as of the accounting date coincident with or immediately preceding the occurrence of the event calling for a distribution.

If a distributable event occurs after an allocation date and before allocations have been made to the account of the participant, the distribution shall also include the amounts allocable to the account as of such allocation date.

(2)  If any person entitled to receive benefits hereunder is physically or mentally incapable of receiving or acknowledging receipt thereof, and if a legal guardian or power of attorney has been appointed for him, the plan administrator may direct the benefit payment to be made to such legal representative.  The plan administrator may cause benefits to be paid to any other individual recognized by the state law under which the plan trust has been established.

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In the event a distribution is to be made to a minor beneficiary, then the plan administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such beneficiary or a responsible adult with whom the beneficiary maintains his residence, or to the custodian for such beneficiary under the Uniform Gift to Minors Act or the Gift to Minors Act, if such is permitted by the laws of the state in which said beneficiary resides.  Such a payment to the legal guardian, custodian or parent of a minor beneficiary shall fully discharge the trustee, employer, plan administrator, and plan from further liability on account thereof.

(3)  Each optional form of benefit provided under the plan shall be made available to all participants on a nondiscriminatory basis.  The plan may not retroactively reduce or eliminate optional forms of benefits and any other Code section 411(d)(6) protected benefits, except as provided in Regulation section 1.411(d)‑4, Q&A‑2(b) and in other relief granted statutorily or by the Commissioner of Internal Revenue.

(4)  The participant's election of a form of benefit payment shall be irrevocable as of the annuity starting date, subject to the notice requirements contained in Section 4.3(e).  For purposes of accounting, an installment distribution shall be debited from each of a participant's accounts on a pro rata basis.

(d)	Eligible Rollover Distributions

A distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(1)  Eligible Rollover Distribution – An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9) including any portion of such distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship withdrawal; any timely withdrawal of an automatic salary reduction contribution made on or after January 1, 2008 from a participant's elective deferral account(s); and any other distribution(s) that is reasonably expected to total less than $200 during a year.  For purposes of the $200 rule, a distribution from a designated Roth account and a distribution from other accounts under the plan are treated as made under separate plans.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includable in gross income.  However, such portion may be transferred only to:  (A) a traditional individual retirement account or annuity described in Code section 408(a) or (b) (traditional IRA) or, effective for distributions on or after January 1, 2008, a Roth individual retirement account or annuity described in Code section 408A (Roth IRA); or (B) a qualified plan or an annuity contract described in Code section 401(a) and 403(b), respectively, that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(2)  Eligible Retirement Plan – An eligible retirement plan is a traditional IRA, a Roth IRA (effective January 1, 2008), an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), a qualified plan described in Code section 401(a), that accepts the distributee's eligible rollover distribution, or an eligible plan under Code section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p).

If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only a designated Roth account or a Roth IRA.

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(3)  Distributee – A distributee includes an employee or former employee.  The employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.  For distributions after December 31, 2006, a distributee shall include a nonspouse beneficiary but only with respect to a direct transfer to an inherited traditional or Roth IRA established on his behalf for the purpose of receiving the distribution.

(4)  Direct Rollover – A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

(5)  Automatic Rollovers – In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 4.2(b)(2)(A), if the participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the participant in a direct rollover or to receive the distribution directly in accordance with Section 4.3(e), then the plan administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the plan administrator.  For purposes of determining whether a mandatory distribution is greater than $1,000, the portion of the participant’s distribution attributable to any rollover contribution shall be included.

(e)	Payment Election Procedures

As described in Section 5.2(a), an account balance in excess of $5,000 shall not be immediately distributed without the consent of the participant.  The participant shall receive the notice required under Regulation section 1.411(a)-11(c) no less than 30 days and no more than 180 days before the annuity starting date with respect to the distribution.  The written explanation shall include a description of the consequences of failing to defer receipt of the distribution.  For any distribution in excess of $200, the plan administrator shall give the participant notice of his eligible rollover distribution rights.  The participant shall receive such notice in the same time period as the 411 notice is required to be provided.  If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the 411 notice is given, provided that:

(1)  The plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2)  The participant, after receiving the notice, affirmatively elects a distribution.

In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 4.2(b)(2)(A), if the participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the participant in a direct rollover or to receive the distribution directly in accordance with Section 4.3(d), then the plan administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the plan administrator.

For purposes of determining whether there will be a mandatory distribution from the plan, if either the Roth elective deferral account or the total of the participant's other accounts exceeds $1,000, no mandatory distribution will be made.  If the Roth elective deferral account alone is $1,000 or less and the participant's other accounts on their own total $1,000 or less, then a mandatory distribution will be made of all of the participant's accounts.

Section 4.4 – In-Service Payments

(a)	Withdrawals – An employee may withdraw amounts from his account(s) before his separation from service only under the circumstances and only to the extent provided below.

The plan administrator shall approve requests on a nondiscriminatory basis.  No forfeitures shall occur solely as a result of a participant's withdrawal of employee contributions.  The in-service receipt of benefits by an employee shall not affect his participation in the plan, and such participant shall continue to receive allocations to his account(s).

Distribution After Attainment of Age 59½ – An employee may elect to receive payment of benefits from his account(s) at any time after he attains age 59½ by filing a written request with the plan administrator, but only to the extent that he is fully vested in the particular account.  For purposes of accounting, a partial distribution shall be debited from each of a participant's accounts on a pro rata basis.

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Withdrawals from Employer Accounts

(A)  Availability of Withdrawal Privilege – Subject to the limitations and conditions set forth herein, an employee who has completed at least 5 years of participation in the plan and has attained age 55 may request a transfer in one lump sum from his profit sharing account to an individual retirement account, but only to the extent that he is fully vested in his profit sharing account.

(B)  Amount of Withdrawal – The amount that an eligible participant may withdraw from an account shall not exceed the vested portion of such account.

(C)  Request for Withdrawal – The participant's request to withdraw shall be made in writing to the plan administrator.  The plan administrator shall approve requests on a nondiscriminatory basis.

Hardship Withdrawals from Employee 401(k) Elective Deferral Account

(A)  Availability of Withdrawal Privilege – An employee who has a financial hardship may request a lump sum withdrawal from his employee 401(k) elective deferral account, subject to the limitations and conditions set forth herein.

(B)  Amount of Withdrawal – The amount that an eligible participant may withdraw from his account shall not exceed the cumulative amount of his 401(k) salary deferral contributions.  Earnings thereon may not be withdrawn.

(C)  Request for Withdrawal – The participant's request to withdraw must be made in writing to the plan administrator and shall be subject to his consent.  The basis for the plan administrator's consenting to or refusing to consent to the participant’s request shall be demonstrated financial hardship of the participant as described in Hardship Withdrawals.

Hardship Withdrawals from Roth Elective Deferral Account

(A)  Availability of Withdrawal Privilege – An employee who has a financial hardship may request a lump sum withdrawal from his Roth elective deferral account, subject to the limitations and conditions set forth herein.

(B)  Amount of Withdrawal – The amount that an eligible participant may withdraw from his account shall not exceed the cumulative amount of his Roth elective deferral contributions.  Earnings thereon may not be withdrawn.

(C)  Request for Withdrawal – The participant's request to withdraw must be made in writing to the plan administrator and shall be subject to his consent.  The basis for the plan administrator's consenting to or refusing to consent to the participant's request shall be demonstrated financial hardship of the participant as described in Hardship Withdrawals.

Hardship Withdrawals

For the purpose of this Section 4.4, a distribution will be made on account of hardship if the distribution is necessary in light of the immediate and heavy financial need of the employee.  A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the participant.  The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship must be made in accordance with uniform and nondiscriminatory standards established by the plan administrator under these plan provisions.

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An immediate and heavy financial need shall be deemed to exist if the distribution is requested for one of the following reasons:  (1) expenses incurred or necessary for medical care as described in Code section 213(d) of the employee, the employee's spouse, children, dependents, or beneficiary(ies); (2) the purchase (excluding mortgage payments) of a principal residence for the employee; (3) payment of tuition and related educational fees for up to the next twelve months of post-secondary education for the employee, the employee's spouse, children, dependents, or beneficiary(ies); (4) payments necessary to prevent the eviction of the employee from, or a foreclosure on the mortgage of, the employee's principal residence; (5) payments for funeral or burial expenses for the employee's deceased parent, spouse, child, dependent, or beneficiary; or (6) expenses incurred to repair damage to the employee's principal residence that would qualify for a casualty loss deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).  For this purpose beneficiary shall mean the individual(s) designated by the participant as his primary beneficiary on his most recent beneficiary designation.

A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the employee only if:

1.   The employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the employer;

2.   All plans maintained by the employer provide that the employee's elective deferrals (and employee nondeductible contributions) will be suspended for 6 months after the receipt of the hardship distribution; and

3.   The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

Determination of Vested Account Balance

If a withdrawal is made at a time when a participant has a nonforfeitable right to less than the entire account balance derived from employer contributions and the participant may increase his nonforfeitable percentage in his account:

(A)  A separate account will be established with respect to each of the participant's accounts that is subject to a vesting schedule that shall be credited with the participant's interest in such account as of the time of the distribution, and

(B)  At any relevant time the participant's nonforfeitable portion of each such separate account will be equal to an amount ("X") determined by the formula:

X = P(AB + (R x D)) – (R x D)

For purposes of applying the formula:  P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution from the relevant account, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

(b)	Participant Loans

No participant loans shall be permitted under this plan.

Section 4.5 – Distributions Under Domestic Relations Orders

Nothing contained in this plan prevents the trustee, in accordance with the direction of the plan administrator, from complying with the provisions of a qualified domestic relations order (as defined in Code section 414(p)).

A distribution will not be made to an alternate payee until the participant attains (or would have attained) his earliest retirement age.  For this purpose, earliest retirement age means the earlier of:  (1) the date on which the participant is entitled to a distribution under this plan; or (2) the later of the date the participant attains age 50 or the earliest date on which the participant could begin receiving benefits under this plan if the participant separated from service.

Nothing in this Section gives a participant a right to receive distribution at a time otherwise not permitted under the plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the plan.

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The plan administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order.  Upon receiving a domestic relations order, the plan administrator promptly will notify the participant and any alternate payee named in the order, in writing, of the receipt of the order and the plan's procedures for determining the qualified status of the order.  Within a reasonable period of time after receiving the domestic relations order, the plan administrator shall determine the qualified status of the order and shall notify the participant and each alternate payee, in writing, of his determination.  The plan administrator shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

If any portion of the participant's nonforfeitable accrued benefit is payable during the period the plan administrator is making his determination of the qualified status of the domestic relations order, the plan administrator shall make a separate accounting of the amounts payable.  If the plan administrator determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, it shall direct the trustee to distribute the payable amounts in accordance with the order.  If the plan administrator does not make his determination of the qualified status of the order within the 18-month determination period, it shall direct the trustee to distribute the payable amounts in the manner the plan would distribute if the order did not exist and shall apply the order prospectively if it later determines the order is a qualified domestic relations order.

ARTICLE V – ADDITIONAL QUALIFICATION RULES

Section 5.1 – Limitations on Allocations Under Code Section 415

(a)	Single Plan Limitations

(1)  If the participant does not participate in, and has never participated in another qualified plan maintained by the employer, or a welfare benefit fund (as defined in Code section 419(e)) maintained by the employer, or an individual medical account (as defined in Code section 415(l)(2)) maintained by the employer, or a simplified employee pension (as defined in Code section 408(k)) maintained by the employer, that provides an annual addition as defined in Section 5.1(c)(1), the amount of annual additions that may be credited to the participant's account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this plan.  If the employer contribution that would otherwise be contributed or allocated to the participant's account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

(2)  Prior to determining the participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount for a participant on the basis of a reasonable estimation of the participant's compensation for the limitation year, uniformly determined for all participants similarly situated.

(3)  As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the participant's actual compensation for the limitation year.

(4)  If a participant elects to make employee nondeductible contributions or elective deferrals that together with any contribution the employer is obligated to make under the terms of this plan (including pursuant to any published discretionary contribution) would otherwise cause the annual additions for the limitation year to exceed the maximum permissible amount, the contribution election of the participant shall be limited before any employer contribution is reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

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(b)	Combined Limitations – Other Defined Contribution Plan

(1)  This Section 5.1(b) applies if, in addition to this plan, the participant is covered under another qualified defined contribution plan maintained by the employer, a welfare benefit fund maintained by the employer, an individual medical account maintained by the employer, or a simplified employee pension maintained by the employer, that provides an annual addition as defined in Section 5.1(c)(1), during any limitation year.  The annual additions that may be credited to a participant's account under this plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a participant's account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same limitation year.  If the annual additions with respect to the participant under other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the employer are less than the maximum permissible amount and the employer contribution that would otherwise be contributed or allocated to the participant's account under this plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount.  If the annual additions with respect to the participant under such other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the participant's account under this plan for the limitation year.

(2)  Prior to determining the participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount for a participant in the manner described in Section 5.1(a)(2).

(3)  As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the participant's actual compensation for the limitation year.

(4)  If, pursuant to Section 5.1(b)(3) or as a result of the allocation of forfeitures, a participant's annual additions under this plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by annual additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

(5)  If an allocation date of this plan coincides with an allocation date of another plan and the employee or employer contribution that would otherwise be contributed or allocated to a participant's account under the plans would cause the annual additions for the limitation year to exceed the maximum permissible amount, Section 3.1(c) shall control which contribution or allocation will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

(c)	Definitions (Code Section 415 Limitations)

(1)  Annual Additions – The sum of the following amounts credited to a participant's account for the limitation year:  (A) employer contributions; (B) employee contributions (excluding catch-up contributions made in accordance with Code section 414(v)); (C) forfeitures; (D) amounts allocated to an individual medical account (as defined in Code section 415(l)(2)), that is part of a pension or annuity plan maintained by the employer are treated as annual additions to a defined contribution plan; and (E) allocations under a simplified employee pension.  Also, amounts derived from contributions paid or accrued that are attributable to postretirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by the employer are treated as annual additions to a defined contribution plan.

For this purpose, any excess amount applied under Section 5.1(a)(4) or (b)(6) in the limitation year to increase the accounts of participants who did not have an excess amount or to reduce employer contributions will be considered annual additions for such limitation year.

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Restorative payments allocated to a participant’s account including restorative payments made pursuant to Section 4.2(b)(2)(B) and payments made to restore losses to the plan resulting from actions (or a failure to act) by a fiduciary for which there is a reasonable risk of liability under ERISA or under other applicable federal or state law (where similarly situated participants are treated similarly) shall not give rise to an annual addition for any limitation year.

(2)  Compensation – A participant's earned income and any earnings reportable as W-2 wages for federal income tax withholding purposes that are paid by the employer.  W-2 wages means wages as defined in Code section 3401(a) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

For purposes of applying the limitations of this Section 5.1, compensation for a limitation year is the compensation actually paid or includable in gross income during such limitation year.  Compensation for a limitation year shall include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly situated employees, and no compensation is included in more than one limitation year.

Back pay, within the meaning of Regulation section 1.415(c)-2(g)(8), shall be treated as compensation for the limitation year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

Compensation in excess of the limitations of Section 1.2(c) shall not be taken into account.  In order to be taken into account for a limitation year, compensation must be paid or treated as paid prior to severance from employment with the employer.  Effective for limitation years beginning on or after July 1, 2007, an includable payment shall be treated as paid prior to severance from employment if it is paid by the later of 2½ months after severance or the last day of the limitation year that includes the severance date.  For this purpose, includable payments are those that absent the severance would have been paid and are regular compensation for services during regular working hours or outside working hours (such as overtime or shift differentials), commissions, bonuses, or other similar compensation.  Includable payments shall also include accrued sick, vacation, or other leave if such payments would have been included in compensation as defined in Section 1.2 if they were paid prior to the employee's severance from employment.

For limitation years beginning after December 31, 2008, compensation for a limitation year shall include amounts paid as differential wages to a participant on qualified military service leave of more than 30 days and otherwise meeting the requirements of Code section 3401(h)(2).

Compensation shall include elective contributions as defined in Section 1.2(a) and elective contributions under a Code section 501(c)(18) plan.  Elective contribution amounts under a cafeteria plan excludable under Code section 125 shall include any amounts not available to a participant in cash in lieu of group health coverage solely because the participant is unable to certify that he has other health coverage (deemed section 125 compensation).  Amounts are deemed section 125 compensation only if the employer does not request or collect information regarding the participant's other health coverage as part of the enrollment process for the health plan.

Notwithstanding the preceding, compensation for a participant who is permanently and totally disabled (as defined in Code section 22(e)(3)) is the compensation such participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled participant may be taken into account only if contributions made on behalf of such participant are nonforfeitable when made.

(3)  Defined Contribution Dollar Limitation – $40,000, as adjusted under Code section 415(d).

(4)  Employer – For purposes of this Section 5.1, employer shall mean the employer as defined in Section 1.5(b) but including all members of a controlled group of corporations as defined in Code section 414(b) as modified by Code section 415(h) and all commonly controlled trades or businesses as defined in Code section 414(c) as modified by Code section 415(h).

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(5)  Excess Amount – The excess of the participant's annual additions for the limitation year over the maximum permissible amount.

(6)  Limitation Year – The 12-consecutive-month period defined in Section 1.3(f).  All qualified defined contribution plans maintained by the employer must use the same limitation year.  If the limitation year is amended to a different 12-consecutive-month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

(7)  Maximum Permissible Amount – Except to the extent permitted under Section 3.4(b) and Code section 414(v), if applicable, the maximum annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

(A)  the defined contribution dollar limitation as defined in Section 5.1(c)(3); or

(B)  100% of the participant's compensation for the limitation year.

The compensation limitation referred to in (B) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code section 401(h) or Code section 419A(f)(2)) that is otherwise treated as an annual addition under Code section 415(l)(1) or 419A(d)(2).

If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive-month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year

12

If the plan is terminated as of a date other than the last day of the limitation year, the plan shall be deemed to have been amended to change its limitation year and the maximum permissible amount shall be determined by prorating it for the resulting short limitation year.

Section 5.2 – Joint and Survivor Annuity Requirements

No annuity form of payment is provided under Section 4.3(b) and no direct or indirect transfer is accepted under Section 3.7 from a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus or profit sharing plan that would otherwise have provided for a life annuity form of payment to any participant; therefore, the joint and survivor annuity requirements of Code section 401(a)(11) and 417 shall not apply to this plan, except as provided in this Section 5.2.

(a)

Restrictions on Immediate Distributions – If the value of a participant's vested account balance derived from employer and employee contributions exceeds $5,000 and the account balance is immediately distributable, the participant (or where the participant has died, the participant's spouse) must consent to any distribution of such account balance.  For the purpose of determining the value of a participant's vested account balance, prior distributions shall be disregarded if distributions have not commenced under an optional form of payment described in Section 4.3.  The consent of the participant (or the participant's surviving spouse) shall be obtained in writing within the 180‑day period ending on the annuity starting date.  The annuity starting date is the first day of the first period for which an amount is paid in any form.  The plan administrator shall notify the participant (or the participant's surviving spouse) of the right to defer any distribution until the participant's account balance is no longer immediately distributable and the consequences of failing to defer any distribution, as required by Regulation section 1.417(a)(3)-1.  Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of Code section 417(a)(3), and a description of the consequences of failing to defer any distribution, and shall be provided no less than 30 days and no more than 180 days prior to the annuity starting date.  However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which Code sections 401(a)(11) and 417 do not apply, the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the participant, after receiving the notice, affirmatively elects a distribution.

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Neither the consent of the participant nor the participant's spouse shall be required to the extent that a distribution is required to satisfy Code section 401(a)(9) or section 415.  In addition, upon termination of this plan if the plan does not offer an annuity option (purchased from a commercial provider) and if the employer or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), the participant's account balance will, without the participant's consent, be distributed to the participant.  However, if any entity within the same controlled group as the employer maintains another defined contribution plan (other than an employee stock ownership plan), the participant's account balance will be transferred, without the participant's consent, to the other plan if the participant does not consent to an immediate distribution.

An account balance is immediately distributable if any part of the account balance could be distributed to the participant (or surviving spouse) before the participant attains (or would have attained if not deceased) the later of normal retirement age or age 62.

(b)

Safe Harbor Rules – This Section 5.2(b) shall apply to a participant in this profit sharing plan, and to any distribution, made on or after the first day of the first plan year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Code section 72(o)(5)(B), and maintained on behalf of a participant in a money purchase pension plan (including a target benefit plan).  This plan satisfies and shall continue to satisfy the following conditions:  (1) the participant cannot elect payments in the form of a life annuity; and (2) on the death of a participant, the participant's vested account balance will be paid to the participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has consented in a manner conforming to a qualified election, then to the participant's designated beneficiary.  The surviving spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the participant's death.  The account balance shall be adjusted for gains or losses occurring after the participant's death in accordance with the provisions of the plan governing the adjustment of account balances for other types of distributions.

(1)  The participant may waive the spousal death benefit described in this Section 5.2(b) at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 5.2(c)(1) that would apply to the participant's waiver of the qualified preretirement survivor annuity.

(2)  For purposes of this Section 5.2(b), vested account balance shall have the same meaning as provided in Section 5.2(c)(3).

(c)	Definitions (Code Section 417 Requirements)

(1)  Qualified Election – A waiver of a qualified preretirement survivor annuity.  Any waiver of a qualified preretirement survivor annuity shall not be effective unless:  (a) the participant's spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, that may not be changed without spousal consent (or the spouse expressly permits designations by the participant without any further spousal consent); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a plan representative or notary public.  If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.  A consent that permits designations by the participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights.  A revocation of a prior waiver may be made by a participant without the consent of the spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.

(2)  Spouse (Surviving Spouse) – The spouse or surviving spouse of the participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code section 414(p).

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(3)  Vested Account Balance – The aggregate value of the participant's vested account balances derived from employer and employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the participant's life.  The provisions of this Section 5.2 shall apply to a participant who is vested in amounts attributable to employer contributions, employee contributions, or both at the time of death or distribution.

(4)  Annuity Starting Date – The first day of the first period for which an amount is paid as an annuity or any other form.

Section 5.3 – Distribution Requirements

Subject to Section 5.2 Joint and Survivor Annuity Requirements, the requirements of this Section 5.3 shall apply to any distribution of a participant's interest and will take precedence over any inconsistent provisions of this plan.  All distributions required under this Section 5.3 shall be determined and made in accordance with the regulations under Code section 401(a)(9) and the minimum distribution incidental benefit requirement of Code section 401(a)(9)(G).

With respect to calendar year 2009, the provisions of Section 5.3 shall be applied subject to Code section 401(a)(9)(H).  Although the plan administrator shall calculate any required minimum distribution under Section 5.3 and pay it separately to any participant or beneficiary commencing distribution during 2009, such recipient shall be eligible to deposit such amount in a qualified employer plan or individual retirement account.  Any participant receiving or due to commence such distributions (including as a 5% owner) shall not receive a required minimum distribution with respect to 2009 in the absence of an affirmative election.  To the extent that a participant's entire interest is otherwise required to be distributed to a beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant's death, such 5-year period shall be determined without regard to calendar year 2009.

(a)	Required Beginning Date – The entire interest of a participant must be distributed, or begin to be distributed, no later than the participant's required beginning date.
(b)

Limits on Distribution Periods – As of the first distribution calendar year, distributions to a participant, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

(1)  the life of the participant;

(2)  the joint lives of the participant and a designated beneficiary;

(3)  a period certain not extending beyond the life expectancy of the participant; or

(4)  a period certain not extending beyond the joint life and last survivor expectancy of the participant and a designated beneficiary.

(c)

Death of Participant Before Distributions Begin – If the participant dies before distributions begin, the participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)  If the participant's surviving spouse is the participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70½, if later.  If the surviving spouse so elects, the participant's entire interest will be distributed to such surviving spouse by December 31 of the calendar year containing the fifth anniversary of the participant's death.  If no election is received, distributions to the surviving spouse will begin by December 31 of the calendar year in which the participant would have attained age 70½, or the participant's entire interest will be distributed to such surviving spouse by December 31 of the calendar year containing the fifth anniversary of the participant's death, if later.

(2)  If the participant's surviving spouse is not the participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.  If the designated beneficiary so elects or if no election is received, the participant's entire interest will be distributed to such designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant's death.

(3)  If there is no designated beneficiary as of September 30 of the year following the year of the participant's death, the participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

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(4)  If the participant's surviving spouse is the participant's sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse are required to begin, this Section 5.3(c), other than Section 5.3(c)(1), will apply as if the surviving spouse were the participant.

For purposes of this Section 5.3(c) and Section 5.3(f), unless Section 5.3(c)(4) applies, distributions are considered to begin on the participant's required beginning date.  If Section 5.3(c)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 5.3(c)(1).  If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant's required beginning date (or to the participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 5.3(c)(1)), the date distributions are considered to begin is the date distributions actually commence.

(d)

Forms of Distribution – Unless the participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Section 5.3(e) and (f).  If the participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury regulations.

To the extent the participant has a Roth elective deferral account, an employee nondeductible contribution account, or after-tax contributions of either type for which there is separate accounting under his rollover/transfer account, such funds shall be distributed in the order listed before any fully taxable distribution is made to satisfy the minimum distribution requirement.  After the exhaustion of such accounts, distributions shall be debited from a participant's accounts to the extent funded in accordance with the following order of preference:  rollover/transfer account, qualified nonelective contribution account, profit sharing account, employer matching contribution account, employee 401(k) elective deferral account.

(e)

Required Minimum Distributions During Participant's Lifetime – If a participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the participant or the joint life and last survivor expectancy of the participant and the participant's designated beneficiary or (2) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the participant's benefit by the applicable life expectancy.

(1)  Amount of Required Minimum Distribution For Each Distribution Calendar Year – During the participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)  The quotient obtained by dividing the participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation section 1.401(a)(9)‑9, using the participant's age as of the participant's birthday in the distribution calendar year; or

(B)  If the participant's sole designated beneficiary for the distribution calendar year is the participant's spouse, the quotient obtained by dividing the participant's account balance by the number in the Joint and Last Survivor Table set forth in Regulation section 1.401(a)(9)‑9, using the participant's and spouse's attained ages as of the participant's and spouse's birthdays in the distribution calendar year.

(2)  Lifetime Required Minimum Distributions Continue Through Year of Participant's Death – Required minimum distributions will be determined under this Section 5.3(e) beginning with the first distribution calendar year and continuing up to and including the distribution calendar year that includes the participant's date of death.

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(f)	Required Minimum Distributions After Participant's Death

(1)  Death On or After Date Distributions Begin – If the participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the participant's death.

(A)  Participant Survived by Designated Beneficiary – If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant's designated beneficiary, determined as follows:

(i)	The participant's remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.
(ii)

If the participant's surviving spouse is the participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant's death using the surviving spouse's age as of the spouse's birthday in that year.  For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii)

If the participant's surviving spouse is not the participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant's death, reduced by one for each subsequent year.

(B)  No Designated Beneficiary – If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the participant's remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(2)  Death Before Date Distributions Begin

(A)  Participant Survived by Designated Beneficiary – If the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the remaining life expectancy of the participant's designated beneficiary, determined as provided in Section 5.3(f)(1).

(B)  No Designated Beneficiary – If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant's death, distribution of the participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

(C)  Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin – If the participant dies before the date distributions begin, the participant's surviving spouse is the participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 5.3(c), this Section 5.3(f)(2) will apply as if the surviving spouse were the participant.

(g)	Definitions (Code Section 401(a)(9) Requirements)

(1)  Designated Beneficiary – The individual who is designated as the beneficiary of the participant’s interest under the plan and who is the designated beneficiary under Code section 401(a)(9) and Regulation section 1.401(a)(9)‑4.

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(2)  Distribution Calendar Year – A calendar year for which a minimum distribution is required.  For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the participant's required beginning date.  For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 5.3(c).  The required minimum distribution for the participant's first distribution calendar year will be made on or before the participant's required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)  Life Expectancy – Life expectancy as computed by use of the Single Life Table in Regulation section 1.401(a)(9)‑9.

(4)  Participant's Account Balance – The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

If any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

(5)  Required Beginning Date

(A)  Non-5% Owner – The required beginning date is April 1 of the calendar year following the later of:  (i) the calendar year in which the participant attains age 70½, or (ii) the calendar year in which the participant retires.

(B)  5% Owner – The required beginning date for a participant who is a 5% owner is April 1 of the calendar year following the calendar year in which the participant attains age 70½.  A participant is treated as a 5% owner for purposes of this Section 5.3(g)(5) if such participant is a 5% owner as defined in Code section 416(i) (determined in accordance with section 416 but without regard to whether the plan is top-heavy) at any time during the plan year ending with or within the calendar year in which such participant attains age 70½.

(C)  Once distributions have begun to a 5% owner under this Section 5.3(g)(5), they must continue to be distributed, even if the participant ceases to be a 5% owner in a subsequent year.

Section 5.4 – Top-Heavy Provisions

(a)	Application of Provisions – If the plan is or becomes top-heavy in any plan year, the provisions of Section 5.4 will supersede any conflicting provisions in the plan.

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(b)	Minimum Allocation

(1)  Except as otherwise provided in Section 5.4(b)(3) and (4) below, the employer contributions and forfeitures allocated on behalf of any participant who is not a key employee shall not be less than the lesser of 3% of such participant's compensation or in the case where the employer has no defined benefit plan that designates this plan to satisfy Code section 401, the largest percentage of employer contributions and forfeitures, as a percentage of key employee's compensation that may be taken into account under Section 1.2(c), allocated on behalf of any key employee for that year.  For this purpose, amounts contributed to the key employee's elective deferral account(s) shall be included as allocations on his behalf for that year.  However, amounts contributed to a non-key employee's elective deferral account(s) shall not be taken into account in determining whether he has received his minimum allocation.  The minimum allocation is determined without regard to any Social Security contribution.  This minimum allocation shall be made even though, under other plan provisions, the participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the participant's failure to complete 1,000 hours of service (or any equivalent provided in the plan), or (ii) the participant's failure to make mandatory employee contributions to the plan, or (iii) the participant's failure to make elective contributions to the plan, or (iv) compensation less than a stated amount.

(2)  For purposes of computing the minimum allocation, compensation shall mean compensation as defined in Section 5.1(c)(2), subject to the limitations of Section 1.2(c).

(3)  The provision in Section 5.4(b)(1) shall not apply to any participant who was not employed by the employer on the last day of the plan year.

(4)  The provision in Section 5.4(b)(1) shall not apply to any participant to the extent the participant is covered under any other plan or plans of the employer and the employer has provided in Section 3.2 or 3.3 that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans (including another plan that consists solely of a cash or deferred arrangement that meets the ADP safe harbor requirements and matching contributions with respect to which the ACP safe harbor requirements are met).  If this plan is intended to meet the minimum allocation or benefit requirement applicable to another plan or plans, the employer shall so provide in Section 3.2(c) or 3.3(b), as appropriate.

Notwithstanding anything to the contrary herein and in Section 3.2(c) or 3.3(b), the top-heavy requirements of Code section 416 and this Section 5.4 shall not apply in any year beginning after December 31, 2001, in which the plan consists solely of a cash or deferred arrangement that meets the ADP safe harbor requirements as set forth in Sections 3.4(a) and 5.5(f) and matching contributions with respect to which the ACP safe harbor requirements are met as set forth in Sections 3.6 and 5.5(f).

(5)  The minimum allocation required (to the extent required to be nonforfeitable under Code section 416(b)) may not be forfeited under Code section 411(a)(3)(B) or 411(a)(3)(D).

(6)  Matching Contributions – Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the plan if so provided in Section 3.2(c) or 3.3(b).  The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

(c)	Minimum Vesting Schedule – For any plan year in which this plan is top-heavy, the following minimum vesting schedule shall automatically apply to the plan:

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Years of Service	Vesting Percentage
0–1 Year	0%
2	20%
3	40%
4	60%
5	80%
6 or More Years	100%

The minimum vesting schedule shall apply to all benefits within the meaning of Code section 411(a)(7) except those attributable to employee contributions, including benefits accrued before the effective date of Code section 416 and benefits accrued before the plan became top-heavy.  Further, no decrease in a participant's nonforfeitable percentage may occur in the event the plan's status as top-heavy changes for any plan year.  However, this Section does not apply to the account balances of any employee who does not have an hour of service after the plan has initially become top-heavy and such employee's account balance attributable to employer contributions and forfeitures will be determined without regard to this Section.

If the vesting schedule under the plans shifts in or out of the above schedule for any plan year because of the plan's top-heavy status, such shift shall constitute an amendment to the vesting schedule and the provisions of Section 7.2(d) and (e) shall apply.

(d)	Definitions (Code Section 416 Requirements)

(1)  Key Employee – Key employee means any employee or former employee (and the beneficiaries of such employee) who at any time during the determination period is an officer of the employer if such individual's annual compensation exceeds $130,000 (as adjusted under Code section 416(i)(1) for plan years beginning after December 31, 2002), a 5% owner of the employer, or a 1% owner of the employer who has an annual compensation of more than $150,000.  Annual compensation means compensation as defined in Section 5.1(c)(2), but including elective contributions as defined in Section 1.2(a) and elective contributions under a Code section 457 plan or a Code section 501(c)(18) plan for any plan year and subject to the limitations of Section 1.2(c).  The determination period is the plan year containing the determination date.  In determining whether an employee is a key employee in 2002, this paragraph shall be treated as having been in effect for the last plan year beginning before January 1, 2002.

In determining whether a plan is top-heavy for plan years beginning before January 1, 2002, key employee means any employee or former employee (and the beneficiaries of such employee) who at any time during the determination period was an officer of the employer if such individual's annual compensation exceeded 50% of the dollar limitation under Code section 415(b)(1)(A), an owner (or considered an owner under Code section 318) of one of the ten largest interests in the employer if such individual's compensation exceeded 100% of the dollar limitation under Code section 415(c)(1)(A), a 5% owner of the employer, or a 1% owner of the employer who had an annual compensation of more than $150,000.  Annual compensation means compensation as defined in Section 5.1(c)(2), but including elective contributions as defined in Section 1.2(a) and elective contributions under a Code section 457 plan or a Code section 501(c)(18) plan for any plan year and subject to the limitations of Section 1.2(c).  The determination period is the plan year containing the determination date and the four preceding plan years.

The determination of who is a key employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(2)  Top-Heavy Plan – This plan is top-heavy if any of the following conditions exists:

(A)  If the top-heavy ratio for this plan exceeds 60% and this plan is not part of any required aggregation group or permissive aggregation group of plans.

(B)  If this plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%.

(C)  If this plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

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(3)  Top-Heavy Ratio

(A)  If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer has not maintained any defined benefit plan that during the five-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) including any part of any account balance distributed in the one-year period ending on the determination date(s) (five-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the plan is top-heavy for plan years beginning before January 1, 2002), and the denominator of which is the sum of all account balances including any part of any account balance distributed in the one-year period ending on the determination date(s) (five-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the plan is top-heavy for plan years beginning before January 1, 2002), both computed in accordance with Code section 416 and the regulations thereunder.  Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

(B)  If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer maintains or has maintained one or more defined benefit plans that during the five-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (A) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (A) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code section 416 and the regulations thereunder.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the determination date (five-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the plan is top-heavy for plan years beginning before January 1, 2002).

The accrued benefit of a participant other than a key employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

(C)  For purposes of Section 5.4(d)(3)(A) and (B) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a participant (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the one-year period (five-year period in determining whether the plan is top-heavy for plan years beginning before January 1, 2002) ending on the determination date will be disregarded.  The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder.  Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio.  When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

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The accrued benefit of a participant other than a key employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

Catch-up contributions with respect to the current plan year shall not be taken into account; however, catch-up contributions for prior years shall be taken into account.

(4)  Permissive Aggregation Group – The required aggregation group of plans plus any other plan or plans of the employer that, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

(5)  Required Aggregation Group – (A) Each qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (B) any other qualified plan of the employer that enables a plan described in (A) to meet the requirements of Code sections 401(a)(4) or 410.

(6)  Determination Date – For any plan year subsequent to the first plan year, the last day of the preceding plan year.  For the first plan year of the plan, the last day of that year.

(7)  Valuation Date – The last day of the plan year shall be the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(8)  Present Value – Present value shall be based only on the interest and mortality rates specified in the employer’s defined benefit plan.

(9)  Non-Key Employee – Any employee who is not a key employee.  Non-key employees include employees who are former key employees.

Section 5.5 – Limitations and Conditions Regarding Contributions Under Code Sections 402(g), 401(k), and 401(m)

(a)	(1) Limit Maximum Amount of Elective Deferrals Under Code Section 402(g)

No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan, contract or arrangement maintained by the employer, during any calendar year, in excess of the dollar limitation contained in Code section 402(g) in effect for the participant's taxable year at the beginning of such calendar year.  If Section 3.4 so provides, in the case of a participant age 50 or over by the end of the taxable year, the dollar limitation described in the preceding sentence shall include the amount of elective deferrals that are permitted to be catch-up contributions.  The dollar limitation contained in Code section 402(g) was $15,000 for taxable years beginning in 2006.  After 2006, the Secretary of the Treasury will adjust the $15,000 dollar limitation for cost-of-living increases under Code section 402(g)(4).  Any such adjustments will be in multiples of $500.

(2)  Catch-up Contributions

Catch-up contributions means elective deferrals made to the plan that are in excess of an otherwise applicable plan limit and that are made by participants who are age 50 or over by the end of their taxable years.  An otherwise applicable plan limit is a limit in the plan that applies to elective deferrals without regard to catch-up contributions, such as any limitation set forth in Section 3.4, the limits on annual additions described in Section 5.1, the dollar limitation on elective deferrals under Code section 402(g) (not taking into account catch-up contributions) and the limit imposed by the actual deferral percentage (ADP) test under Section 5.5(b).  Catch-up contributions for a participant for a taxable year may not exceed:

(A)  the dollar limit on catch-up contributions under Code section 414(v)(2)(B)(i) for the taxable year; or

(B)  when added to other elective deferrals, 100% of the participant’s compensation for the taxable year (subject to the reservation of sufficient compensation to satisfy federal, state, and local income and other wage-related tax requirements).

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The dollar limit on catch-up contributions was $5,000 for taxable years beginning in 2006.  After 2006, the $5,000 limitation is adjusted by the Secretary of the Treasury for cost-of-living increases under Code section 414(v)(2)(C).  Any such adjustments will be in multiples of $500.

Catch-up contributions shall not be:

(A)  subject to the limits on annual additions;

(B)  taken into account under the ADP test; and

(C)  taken into account in determining the minimum allocation under Section 5.4(b); however, catch-up contributions made in prior years shall be taken into account in determining whether the plan is top-heavy.

Provisions in the plan relating to catch-up contributions apply to elective deferrals made after December 31, 2001.

(3)  Distribution of Excess Elective Deferrals

A participant may assign to this plan any excess elective deferrals made during a taxable year of the participant by following the claim procedure set forth in Section 5.5(a)(4).  Also, the employer may notify this plan on behalf of a participant who has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the plans, contracts or arrangements maintained by the employer.

Notwithstanding any other provision of the plan, excess elective deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any participant to whose account excess elective deferrals were assigned for the preceding year and for whom excess elective deferrals have been claimed for such taxable year or calendar year.  For participant taxable years beginning after December 31, 2005, distribution of excess elective deferrals for a year shall be made first from the participant's Roth elective deferral account, to the extent Roth elective deferrals were made for the year.  Excess elective deferrals shall only be distributed from the 401(k) elective deferral account after the Roth elective deferrals made for the year have been fully distributed.

(4)  Claims

The participant's claim shall be submitted in writing to the plan administrator no later than March 1.  The participant shall specify the excess deferral amount for the preceding calendar year and shall provide a written statement that if such amounts are not distributed, such excess deferral amount, when added to amounts deferred under other plans or arrangements described in Code sections 401(k), 408(k), 457, or 403(b), exceeds the limit imposed on the participant by Code section 402(g) for the year in which the deferral occurred.

(5)  Definitions (Code Section 402(g) Limitations)

(A)  Elective Deferrals shall mean any employer contributions made to the plan at the election of the participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism.  With respect to any taxable year, a participant's elective deferral is the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code section 401(k), any salary reduction simplified employee pension described in section 408(k)(6), any SIMPLE IRA plan described in section 408(p), any plan described under section 501(c)(18), and any employer contributions made on the behalf of a participant for the purchase of an annuity contract under section 403(b) pursuant to a salary reduction agreement.  For years beginning after December 31, 2005, the term "elective deferrals" shall include pre-tax elective deferrals and Roth elective deferrals.  Pre-tax elective deferrals means a participant's elective deferrals that are not includable in the participant's gross income at the time deferred.  Elective deferrals shall not include any deferrals properly distributed as excess annual additions.

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(B)  Roth Elective Deferrals shall mean a participant's elective deferrals that are includable in the participant's gross income at the time deferred and have been irrevocably designated as Roth elective deferrals by the participant in the deferral election in lieu of all or a portion of the pre-tax elective deferrals the participant is otherwise eligible to make under the plan.  A participant's Roth elective deferrals shall be maintained in a separate account containing only the participant's Roth elective deferrals and gains and losses attributable to those Roth elective deferrals.

(C)  Excess Elective Deferrals shall mean those elective deferrals that either:  (i) are made during the participant's taxable year and exceed the dollar limitation under Section 5.5(a) (including, if applicable, the dollar limitation on catch-up contributions described in Section 5.5(a)(2)) for such year; or (ii) are made during a calendar year and exceed such dollar limitations for the participant's taxable year beginning in such calendar year, counting only elective deferrals made under this plan and any other plan, contract or arrangement maintained by the employer.  Excess elective deferrals shall be treated as annual additions under the plan, unless such amounts are distributed no later than the first April 15 following the close of the participant's taxable year.

(6)  Determination of Income or Loss

Excess elective deferrals shall be adjusted for any income or loss.  For taxable years beginning on or after January 1, 2008, the income or loss allocable to excess elective deferrals allocated to each participant is the income or loss allocable to the participant's elective deferral account for the taxable year multiplied by a fraction, the numerator of which is such participant's excess elective deferrals for the year and the denominator is the participant's account balance attributable to elective deferrals without regard to any income or loss occurring during such taxable year.  Effective solely for the taxable year beginning on or after January 1, 2007, and to the extent the excess elective deferrals were credited with gain or loss as of an accounting date within the gap period (i.e., the period after the close of the taxable year and prior to the distribution), allocable income or loss also includes 10% of the amount determined under the preceding sentence multiplied by the number of whole calendar months between the end of the participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurred after the 15th of such month.

(b)	(1) Actual Deferral Percentage Test

The actual deferral percentage (hereinafter "ADP") for a plan year for participants who are highly compensated employees for the plan year and the prior year's ADP for participants who were nonhighly compensated employees for the prior plan year must satisfy one of the following tests:  (i) The ADP for a plan year for participants who are highly compensated employees for the plan year shall not exceed the prior year's ADP for participants who were nonhighly compensated employees for the prior plan year multiplied by 1.25; or (ii) The ADP for a plan year for participants who are highly compensated employees for the plan year shall not exceed the prior year's ADP for participants who were nonhighly compensated employees for the prior plan year multiplied by 2.0, provided that the ADP for participants who are highly compensated employees does not exceed the ADP for participants who were nonhighly compensated employees in the prior plan year by more than two percentage points.

In place of the prior year testing method described above, if so elected by the employer and adopted in Section 3.4(a), the ADP tests in (i) and (ii) will be applied by comparing the current plan year's ADP for participants who are highly compensated employees with the current plan year's ADP for participants who are nonhighly compensated employees.  In the alternative, the plan may satisfy the ADP test requirements by meeting the ADP test safe harbor requirements as described in Section 5.5(f).  Election of this method shall be treated as an election to use the current year testing method.  Once the current year testing method election has been made, the employer can elect prior year testing for a plan year only if the plan has used current year testing for each of the preceding 5 plan years (or if lesser, the number of plan years the plan has been in existence) or if, as a result of a merger or acquisition described in Code section 410(b)(6)(c)(i), the employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in section 410(b)(6)(c)(ii).  Such elections shall be reflected in Section 3.4(a).

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(A)  Special Rules Applying to ADP Test

(i)

(A participant is a highly compensated employee for a particular plan year if he meets the definition of a highly compensated employee in effect for that plan year.  A participant is a nonhighly compensated employee for a particular plan year if he does not meet the definition of a highly compensated employee in effect for that plan year.

(ii)

The ADP for any participant who is a highly compensated employee for the plan year and who is eligible to have elective deferrals (and qualified nonelective contributions or qualified matching contributions, or both, to the extent treated as elective deferrals for purposes of the ADP test) allocated to his accounts under two or more arrangements described in Code section 401(k), that are maintained by the employer, shall be determined as if such elective deferrals (and, to the extent taken into account, such qualified nonelective contributions or qualified matching contributions, or both) were made under a single arrangement.  If a highly compensated employee participates in two or more cash or deferred arrangements of the employer that have different plan years, all elective deferrals made during this plan's plan year under all such arrangements shall be aggregated.  For plan years beginning before January 1, 2006, all elective deferrals made under all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k).

(iii)

In the event that this plan satisfies the requirements of Code sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this plan, then this Section 5.5(b)(1) shall be applied by determining the ADP of employees as if all such plans were a single plan.  If more than 10% of the employer's nonhighly compensated employees are involved in a plan coverage change as defined in Regulation section 1.401(k)-2(c)(4), then any adjustments to the nonhighly compensated employees' ADP for the prior year shall be made in accordance with such regulation, unless the employer has elected in Section 3.4(a) to use the current year testing method.  Plans may be aggregated in order to satisfy Code section 401(k) only if they have the same plan year and use the same ADP testing method.

(iv)

If:  (A) this plan is not a successor plan (as defined in Regulation section 1.401(k)-2(c)(2)(iii)), and (B) this plan is not aggregated under Regulation section 1.401(k)-1(b)(4) for such plan year with any other plan that was or that included a Code section 401(k) plan in the prior year; then, in the case of the first plan year the plan permits any participant to make elective deferrals the amount treated as the ADP for participants who are nonhighly compensated employees for the prior plan year shall be 3% or, if the employer so elects, the ADP for participants who are nonhighly compensated employees as calculated for such first plan year.  Such election shall be set forth in Section 3.4(a).

(v)

For purposes of determining the ADP test, elective deferrals, qualified nonelective contributions and qualified matching contributions must be made before the last day of the twelve-month period immediately following the plan year to which the contributions relate.  An elective deferral shall be taken into account only if it relates to compensation that either (a) would have been received by the participant in the plan year but for the deferral election, or (b) is attributable to services performed by the participant in the plan year and would have been received by the participant within 2½ months after the last day of the plan year but for the deferral election.

When the prior year testing method is used, qualified nonelective contributions and qualified matching contributions shall not be taken into account.

(vi)

The plan administrator shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified nonelective contributions or qualified matching contributions, or both, used in such test.

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(vii)

When the current year testing method is used, qualified nonelective contributions may be taken into account as elective deferrals only to the extent needed to meet the ADP test.  Further, qualified matching contributions may be taken into account only to the extent such contributions are not needed to meet the average deferral percentage test unless it is the intention of the plan administrator to test all qualified nonelective and matching contributions under the ADP test.

(viii)

Effective for plan years beginning on or after January 1, 2006, qualified nonelective contributions cannot be taken into account for a plan year for a nonhighly compensated employee to the extent such contributions exceed the product of that nonhighly compensated employee's compensation and the greater of 5% or two times the plan's representative contribution rate.  For this purpose, the plan's representative contribution rate is the lowest applicable contribution rate of any eligible nonhighly compensated employee among a group of eligible nonhighly compensated employees that consists of half of all eligible nonhighly compensated employees for the plan year (or, if greater, the lowest applicable contribution rate of any eligible nonhighly compensated employee in the group of all eligible nonhighly compensated employees for the plan year and who is employed by the employer on the last day of the plan year).

The applicable contribution rate for an eligible nonhighly compensated employee is the sum of his qualified matching contributions taken into account under the ADP test and his qualified nonelective contributions for the plan year, divided by his compensation for the same period.  Notwithstanding the preceding, qualified nonelective contributions that are made in connection with an employer's obligation to pay prevailing wages under the Davis-Bacon Act can be taken into account for a plan year for a nonhighly compensated employee to the extent such contributions do not exceed 10% of his compensation.

(ix)

Applicable limitations when testing changes from current year testing to prior year testing:  The ADP for the prior plan year shall be determined taking into account only:  (A) elective contributions for nonhighly compensated employees that were taken into account for purposes of the ADP test in the prior plan year under the current plan year testing method and (B) qualified nonelective contributions not previously taken into account under either the ADP or ACP test.

(x)	The determination and treatment of the ADP amounts of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(B)  Actual Deferral Percentage (ADP) shall mean, for a specified group of participants (either highly compensated employees or nonhighly compensated employees) for a plan year, the average of the ratios (calculated separately for each participant in such group) of (1) the amount of employer contributions actually paid over to the trust on behalf of such participant for the plan year to (2) the participant's compensation as defined in Section 1.2(e).  The actual deferral ratio of each participant and the actual deferral percentage of each group shall be calculated to the nearest hundredth of a percentage point.  Employer contributions on behalf of any participant shall include: (1) any elective deferrals (other than catch-up contributions) made pursuant to the participant's deferral election, including excess elective deferrals of highly compensated employees, but excluding (a) excess elective deferrals of nonhighly compensated employees that arise solely from elective deferrals to the extent the excess deferrals are prohibited under Code section 401(a)(30) due to the contributions made under this plan and without taking into account deferrals made under an unrelated employer's plan and (b) elective deferrals that are taken into account in the actual contribution percentage test (provided the ADP test is satisfied both with and without exclusion of these elective deferrals); and (2) at the election of the employer, qualified nonelective contributions and qualified matching contributions.  For purposes of computing actual deferral percentages, an employee who would be a participant but for the failure to make elective deferrals shall be treated as a participant on whose behalf no elective deferrals are made.

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(2)  Distribution of Excess Contributions

Notwithstanding any other provision of this plan, excess contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each plan year to participants to whose accounts such excess contributions were allocated for the preceding plan year, except to the extent such excess contributions are classified as catch-up contributions.  If such excess amounts (other than catch-up contributions) are distributed more than 2½ months after the last day of the plan year in which such excess amounts arose, a 10% excise tax will be imposed on the employer maintaining the plan with respect to such amounts.  Notwithstanding the preceding, the excise tax will not be imposed if the distribution is made within 6 months after the last day of such plan year if the plan is an eligible automatic contribution arrangement within the meaning of Code section 414(w) that covers all eligible nonhighly compensated employees and highly compensated employees for the entire portion of the plan year for which they are eligible and provides the notice described in Section 5.5(f)(4) even after an affirmative deferral election has been made.  Excess contributions shall be allocated to the highly compensated employees with the largest amounts of contributions taken into account in calculating the ADP test for the plan year in which the excess arose, beginning with the highly compensated employee with the largest amount of such contributions and continuing in descending order until all of the excess contributions have been allocated.  To the extent a highly compensated employee has not reached his catch-up contribution limit under the plan, excess contributions allocated to such highly compensated employee shall be recognized as catch-up contributions and will not be treated as excess contributions.

Excess contributions shall be treated as annual additions under the plan even if distributed.

(A)  Determination of Income or Loss – Excess contributions shall be adjusted for any income or loss.  For plan years beginning on or after January 1, 2008, the income or loss allocable to excess contributions allocated to each participant is the income or loss allocable to the participant's elective deferral account(s) (and, if applicable, the qualified nonelective contribution account or the qualified employer matching contribution account or both) for the plan year multiplied by a fraction, the numerator of which is such participant's excess contributions for the year and the denominator is the participant's account balance(s) attributable to elective deferrals (and qualified nonelective contributions or qualified matching contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such plan year.  Effective solely for the plan year beginning on or after January 1, 2006 and the plan year beginning on or after January 1, 2007 and to the extent the excess contributions were credited with gain or loss as of an accounting date within the gap period (i.e., the period after the close of the plan year and prior to the distribution), allocable income or loss also includes 10% of the amount determined under the preceding sentence multiplied by the number of whole calendar months between the end of the plan year and the date of distribution, counting the month of distribution if distribution occured after the 15th of such month.

(B)  Accounting for Excess Contributions – Excess contributions allocated to a participant shall be distributed from the participant's elective deferral account(s) and qualified employer matching contribution account (if applicable) in proportion to the participant's elective deferrals and qualified matching contributions (to the extent used in the ADP test) for the plan year.  Excess contributions shall be distributed from the participant's qualified nonelective contribution account only to the extent that such excess contributions exceed the amount of excess contributions in the participant's elective deferral account(s) and qualified matching contribution account.

For plan years beginning after December 31, 2005, distribution of excess contributions for a year shall be made first from the participant's Roth elective deferral account, to the extent Roth elective deferrals were made for the year.  Excess elective deferrals shall only be distributed from the 401(k) elective deferral account after the Roth elective deferrals made for the year have been fully distributed.

(C)  Excess Contributions shall mean, with respect to any plan year, the excess of:  (i) The aggregate amount of employer contributions actually taken into account in computing the ADP of highly compensated employees for such plan year, over (ii) The maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of highly compensated employees in order of the ADPs, beginning with the highest of such percentages).

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Such determination shall be made after first determining excess elective deferrals pursuant to Section 5.5(a).

(c)	(1) Limitations on Employee and Matching Contributions Under Code Section 401(m)

The actual contribution percentage (hereinafter "ACP") for a plan year for participants who are highly compensated employees for the plan year and the prior year's ACP for participants who were nonhighly compensated employees for the prior plan year must satisfy one of the following tests:  (i) The ACP for a plan year for participants who are highly compensated employees for the plan year shall not exceed the prior year's ACP for participants who were nonhighly compensated employees for the prior plan year multiplied by 1.25; or (ii) The ACP for a plan year for participants who are highly compensated employees for the plan year shall not exceed the prior year's ACP for participants who were nonhighly compensated employees for the prior plan year multiplied by 2.0, provided that the ACP for participants who are highly compensated employees does not exceed the ACP for participants who were nonhighly compensated employees in the prior plan year by more than two  percentage points.

In place of the prior year testing method described above, if so elected by the employer and adopted in Section 3.6, the ACP tests in (i) and (ii) will be applied by comparing the current plan year's ACP for participants who are highly compensated employees with the current plan year's ACP for participants who are nonhighly compensated employees.  In the alternative, the plan may satisfy the ACP test requirements by meeting the safe harbor requirements of Section 5.5(f)(3) and (4).  Election of this method shall be treated as an election to use the current year testing method.  In such a plan year, the current year testing method shall be used for the purpose of testing any employee nondeductible contributions.  Once the current year testing method election has been made, the employer can elect prior year testing for a plan year only if the plan has used current year testing for each of the preceding 5 plan years (or if lesser, the number of plan years the plan has been in existence) or if, as a result of a merger or acquisition described in Code section 410(b)(6)(c)(i), the employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in section 410(b)(6)(c)(ii).  Such elections shall be reflected in Section 3.6.

(A)  Special Rules for Limitations Under Code Section 401(m)

(i)

A participant is a highly compensated employee for a particular plan year if he meets the definition of a highly compensated employee in effect for that plan year.  A participant is a nonhighly compensated employee for a particular plan year if he does not meet the definition of a highly compensated employee in effect for that plan year.

(ii)

For purposes of this Section 5.5(c)(1), the contribution percentage for any participant who is a highly compensated employee and who is eligible to have contribution percentage amounts allocated to his account under two or more plans described in Code section 401(a), or arrangements described in Code section 401(k) that are maintained by the employer, shall be determined as if the total of such contribution percentage amounts were made under each plan and arrangement.  If a highly compensated employee participates in two or more such plans or cash or deferred arrangements that have different plan years, all contribution percentage amounts made during the plan year for this plan under all such plans and arrangements shall be aggregated.  For plan years beginning before January 1, 2006, all such plans and cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(m).

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(iii)

In the event that this plan satisfies the requirements of Code sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this plan, then this Section 5.5(c)(1) shall be applied by determining the ACP of employees as if all such plans were a single plan.  If more than 10% of the employer's nonhighly compensated employees are involved in a plan coverage change as defined in Regulation section 1.401(m)-2(c)(4), then any adjustments to the nonhighly compensated employees' ACP for the prior year shall be made in accordance with such regulation, unless the employer has elected in Section 3.6 to use the current year testing method.  Plans may be aggregated in order to satisfy Code section 401(m) only if they have the same plan year and use the same ACP testing method.

(iv)

If:  (A) this plan is not a successor plan (as defined in Regulation section 1.401(m)-2(c)(2)(iii)) and (B) this plan is not aggregated under Regulation section 1.401(m)-1(b)(4) for such plan year with any other plan that was or that included a Code section 401(m) plan in the prior year; then, in the case of the first plan year this plan permits any participant to make employee contributions, provides for matching contributions, or both, the amount treated as the ACP for participants who are nonhighly compensated employees for the prior plan year shall be 3% or, if the employer so elects, the ACP for participants who are nonhighly compensated employees as calculated for such first plan year.  Such election shall be set forth in Section 3.6.

(v)

For purposes of determining the ACP test, employee contributions are considered to have been made in the plan year in which contributed to the trust.  Matching contributions and qualified nonelective contributions will be considered made for a plan year if made no later than the end of the twelve-month period beginning on the day after the close of the plan year.

When the prior year testing method is used, qualified nonelective contributions shall not be taken into account.

(vi)

The plan administrator shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of qualified nonelective contributions or qualified matching contributions, or both, used in such test.

(vii)

Elective deferral contributions may be taken into account; however, the ADP test shall be met before any elective deferrals are used in the ACP test and the elective deferrals needed to meet the ADP test shall not be used to meet the ACP test.  When the current year testing method is used, qualified nonelective contributions shall be taken into account to the extent such contributions are not used to meet the ADP test.

(viii)

Effective for plan years beginning on or after January 1, 2006, a matching contribution with respect to an elective deferral for a nonhighly compensated employee shall not be taken into account under the ACP test to the extent it exceeds the greatest of:  (A) 5% of compensation; (B) the employee's elective deferrals for a year; and (C) the product of 2 times the plan's representative matching rate and the employee's elective deferrals for a year.  For this purpose, the plan's representative matching rate is the lowest matching rate for any eligible nonhighly compensated employee among a group of nonhighly compensated employees that consists of half of all eligible nonhighly compensated employees in the plan for the plan year who make elective deferrals for the plan year (or, if greater, the lowest matching rate for all eligible nonhighly compensated employees in the plan who are employed by the employer on the last day of the plan year and who make elective deferrals for the plan year).

The matching rate for an employee generally is the matching contributions made for such employee divided by his elective deferrals (and employee nondeductible contributions) for the year.  If the matching rate is not the same for all levels of his elective deferrals (and employee nondeductible contributions), the employee's matching rate is determined assuming that his elective deferrals are equal to 6% of compensation.

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(ix)

Applicable limitations when testing changes from current year testing to prior year testing:  The ACP for the prior plan year shall be determined taking into account only:  (A) employee contributions for nonhighly compensated employees made for the prior plan year, (B) matching contributions for nonhighly compensated employees that were taken into account for purposes of the ACP test in the prior plan year under the current plan year testing method, and (C) qualified nonelective contributions not previously taken into account under either the ADP or ACP test.

(x)	The determination and treatment of the ACP amounts of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(B)  Definitions (Code Section 401(m) Limitations)

(i)

Actual Contribution Percentage (ACP) shall mean, for a specified group of participants (either highly compensated employees or nonhighly compensated employees) for a plan year, the average of the contribution percentages of the eligible participants in the group.

(ii)

Contribution Percentage shall mean the ratio (expressed as a percentage calculated to the nearest hundredth of a percentage point) of the participant's contribution percentage amounts to the participant's compensation as defined in Section 1.2(e).

(iii)

Contribution Percentage Amounts shall mean the sum of the employee nondeductible contributions, employer matching contributions and elective deferrals (to the extent not taken into account for purposes of the ADP test) made under the plan on behalf of the participant for the plan year.  Such contribution percentage amounts shall not include matching contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions, or excess aggregate contributions.  Qualified nonelective contributions may be included in the contribution percentage amounts.  Elective deferrals may also be used in calculating the contribution percentage amounts so long as the ADP test is met before the elective deferrals are used in the ACP test and the ADP test continues to be met following the exclusion of those elective deferrals that are used to meet the ACP test.  The contribution percentage amounts shall be calculated to the nearest hundredth of a percentage point.

(iv)

Eligible Participant shall mean any employee who is eligible to make an employee nondeductible contribution, or an elective deferral (if the employer takes such contributions into account in the calculation of the contribution percentage), or to receive an employer matching contribution (including forfeitures).  If an employee nondeductible contribution is required as a condition of participation in the plan, any employee who would be a participant in the plan if such employee made such a contribution shall be treated as an eligible participant on behalf of whom no employee contributions are made.

(v)

Employee Nondeductible Contribution (or employee contribution) shall mean any contribution (other than Roth elective deferrals) made under Section 3.5 to the plan by or on behalf of a participant that is included in the participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

(vi)

Matching Contribution shall mean an employer contribution made to this or any other defined contribution plan on behalf of a participant on account of an employee nondeductible contribution made by such participant, or on account of a participant's elective deferral, under a plan maintained by the employer.

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(2)  Distribution of Excess Aggregate Contributions

Notwithstanding any other provision of this plan, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each plan year to participants to whose accounts such excess aggregate contributions were allocated for the preceding plan year.  Excess aggregate contributions shall be allocated to the highly compensated employees with the largest contribution dollar amounts taken into account in calculating the ACP test for the plan year in which the excess arose, beginning with the highly compensated employee with the largest dollar amount of such contributions and continuing in descending order until all of the excess aggregate contributions have been allocated.  If such excess aggregate contributions are distributed more than 2½ months after the last day of the plan year in which such excess amounts arose, a 10% excise tax will be imposed on the employer maintaining the plan with respect to those amounts.  Notwithstanding the preceding, the excise tax will not be imposed if the distribution is made within 6 months after the last day of such plan year if the plan is an eligible automatic contribution arrangement within the meaning of Code section 414(w) that covers all eligible nonhighly compensated employees and highly compensated employees for the entire portion of the plan year for which they are eligible and provides the notice described in Section 5.5(f)(4) even after an affirmative deferral election has been made.  Excess aggregate contributions shall be treated as annual additions under the plan even if distributed.

(A)  Determination of Income or Loss – Excess aggregate contributions shall be adjusted for any income or loss.  For plan years beginning on or after January 1, 2008, the income or loss allocable to excess aggregate contributions allocated to each participant is the income or loss allocable to the participant's employee nondeductible contribution account, employer matching contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, qualified nonelective contribution account and elective deferral account(s) for the plan year multiplied by a fraction, the numerator of which is such participant's excess aggregate contributions for the year and the denominator is the participant's account balance(s) attributable to contribution percentage amounts without regard to any income or loss occurring during such plan year.  Effective solely for the plan year beginning on or after January 1, 2006 and the plan year beginning on or after January 1, 2007, and to the extent the excess contributions were credited with gain or loss as of an accounting date within the gap period (i.e., the period after the close of the plan year and prior to the distribution), allocable income or loss also includes 10% of the amount determined under the preceding sentence multiplied by the number of whole calendar months between the end of the plan year and the date of distribution, counting the month of distribution if distribution occured after the 15th of such month.

(B)  Forfeitures of Excess Aggregate Contributions – Forfeitures of excess aggregate matching contributions may either be reallocated to the accounts of nonhighly compensated employees or applied to reduce employer contributions, as provided in Section 3.6(e).

(C)  Accounting for Excess Aggregate Contributions – Excess aggregate contributions allocated to a participant shall be forfeited, if forfeitable or distributed on a pro-rata basis from the participant's employee nondeductible contribution account and employer matching contribution account (and, if applicable, the participant's qualified nonelective contribution account or elective deferral account(s), or both).  For plan years beginning after December 31, 2005, distribution of elective deferrals that are excess aggregate contributions shall be made first from the participant's Roth elective deferral account, to the extent Roth elective deferrals were made for the year.  Excess aggregate elective deferrals shall only be distributed from the 401(k) elective deferral account after the Roth elective deferrals made for the year have been fully distributed.

(D)  Excess Aggregate Contributions shall mean, with respect to any plan year, the excess of:  (i) The aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of highly compensated employees for such plan year, over (ii) The maximum contribution percentage amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of highly compensated employees in order of their contribution percentages beginning with the highest of such percentages).

Such determination shall be made after first determining excess elective deferrals pursuant to Section 5.5(a) and then determining excess contributions pursuant to Section 5.5(b)(2).

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(3)  Required Forfeitures – Any employer matching contribution attributable to an excess elective deferral determined pursuant to Section 5.5(a) or an excess contribution determined pursuant to Section 5.5(b)(2) shall be forfeited.  Any nonvested excess aggregate contribution determined pursuant to Section 5.5(c)(2) shall also be forfeited.

(d)	Top-Heavy Requirements

Elective deferrals (and for plan years beginning before January 1, 2002 employer matching contributions) will not be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement.  However, qualified nonelective contributions and employer matching contributions (for plan years beginning on or after January 1, 2002) may be taken into account for this purpose as provided in Section 3.2(c) or 3.3(b), as appropriate.

(e)	Restrictions on Payment of Certain Accounts

Elective deferrals, qualified nonelective contributions, and qualified matching contributions, and income allocable to each are not distributable to a participant or his beneficiary in accordance with such person's election, earlier than upon the participant's severance from employment, death, or disability.  All distributions that may be made pursuant to one or more of the distributable events described in this Section 5.5(e) are subject to the spousal and participant consent requirements as described in Section 5.2(a).

Such account balances may also be distributed upon:

(1)  Termination of the plan without the employer maintaining or establishing another defined contribution plan (other than an employee stock ownership plan (as defined in Code section 4975(e)(7) or 409(a)), a simplified employee pension plan (as defined in Code section 408(k)), a SIMPLE IRA plan (as defined in Code section 408(p)), a plan or contract described in Code section 403(b) or a plan described in Code section 457(b) or (f)) at any time during the period beginning on the date of plan termination and ending 12 months after all assets have been distributed from the plan.  Such a distribution must be made in a lump sum or through the purchase of an annuity contract that shall be owned by the participant (if an annuity payment option is otherwise available under Section 4.3(b)).

(2)  The attainment of age 59½ in the case of a profit sharing plan.

(3)  The hardship of the participant as described in Section 4.4(a).

(f)	Safe Harbor Alternative Compliance

(1)  If the plan so provides in Section 3.4(a) or Section 3.6 that the safe harbor requirements will be met, the provisions of this Section 5.5(f) shall apply for the plan year as provided in such Sections and any provisions relating to the ADP test described in Section 5.5(b) or the ACP test described in Section 5.5(c) shall not apply.  To the extent that any other provision of the plan is inconsistent with the provisions of this Section 5.5(f), the provisions of this Section 5.5(f) shall govern when Section 3.4(a) or Section 3.6 so provide.  In accordance with Regulation sections 1.401(k)-1(e)(7) and 1.401(m)-1(c)(2), it is impermissible for the employer to use ADP and ACP testing for a plan year in which it is intended for the plan through its written terms to be a Code section 401(k) safe harbor plan and a Code section 401(m) safe harbor plan and the employer fails to satisfy the requirements of such safe harbors for the plan year.

(2)  ADP Test Safe Harbor Contributions – The plan may provide in Section 3.4(a) that the ADP test safe harbor requirements shall be satisfied by the employer making a safe harbor employer matching contribution as provided under Section 3.6 (or as a separate safe harbor employer matching contribution as provided under Section 3.6A) or by the employer making a safe harbor nonelective contribution of at least 3% of the employee's compensation under Section 3.3 or another defined contribution plan sponsored by the employer.  In any case, the notice described in Section 5.5(f)(4) shall be given.  The participant's accrued benefit derived from ADP test safe harbor contributions shall be nonforfeitable and may not be distributed earlier than provided in Section 5.5(e), regardless of the form of the contribution.

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If the plan provides in Section 3.4(a) that the safe harbor nonelective contribution will be made in satisfaction of the qualified automatic contribution arrangement requirements, the contribution shall be held under the safe harbor qualified automatic contribution arrangement sub-account.  Such account shall not become 100% vested until the participant has completed 2 years of vesting service.  Any forfeiture therefrom shall be used to reduce the employer’s safe harbor contribution.

(3)  ACP Test Safe Harbor Requirements – The plan may provide in Section 3.6 that the ACP test safe harbor requirements shall be satisfied by the employer making a safe harbor nonelective contribution under Section 3.3 of at least 3% of the employee's compensation or by the employer making a matching contribution on behalf of each eligible employee that either:

(A)  is equal to 100% of the elective contributions of the employee to the extent such elective contributions do not exceed 3% of the employee's compensation, plus 50% of the elective contributions of the employee to the extent that such elective contributions exceed 3% but do not exceed 5% of the employee's compensation; or

(B)  does not increase as an employee's rate of elective contributions increase and the aggregate amount of which is at least equal to the aggregate amount of matching contributions which would be made if matching contributions were made on the basis of the percentages described in Section 5.5(f)(3)(A).

If the plan provides in Section 3.4(a) and Section 3.6(b)(2) that the safe harbor matching contribution will be made in satisfaction of the qualified automatic contribution arrangement requirements, in place of the matching contribution formula described in Section 5.5(f)(3)(A), the employer shall contribute an amount equal to 100% of the elective contributions of the employee to the extent such elective contributions do not exceed 1% of the employee's compensation, plus 50% of the elective contributions of the employee to the extent that such elective contributions exceed 1% but do not exceed 6% of the employee's compensation.

In any case, the notice described in Section 5.5(f)(4) shall be given and matching contributions on behalf of any employee shall not be made with respect to an employee's nondeductible contributions or elective deferrals in excess of 6% of the employee's compensation.  The rate of an employer's matching contribution shall not increase as the rate of an employee's nondeductible contributions or elective deferrals increase nor shall the matching contribution with respect to any highly compensated employee be greater than that with respect to a nonhighly compensated employee.

(4)  Safe Harbor Notice – If the employer elects to satisfy the safe harbor requirements of this Section 5.5(f) or if the employer wishes to take advantage of the 3.5 month extension for the return of excess contributions and excess aggregate contributions, the plan administrator shall provide to each employee eligible to participate in the plan, no less than 30 days and no more than 90 days prior to any plan year (or his entry date in the case of a new participant), written notice of the employee's rights and obligations under the plan that is sufficiently accurate and comprehensive to apprise the employee of such rights and obligations.  If an employee becomes eligible to participate after the 90th day before the beginning of the plan year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the employee becomes eligible but not later than the date the employee becomes eligible.  This timing requirement shall be deemed satisfied in the case of a plan that provides for participation upon date of employment if the notice is provided as soon as practicable after that date but prior to the pay date for the first payroll period.

Notwithstanding the preceding, where the plan is not intended to comply with either the ADP or ACP safe harbor requirements, but only the eligible automatic contribution arrangement requirements of Code section 414(w); the notice shall contain only the items listed in Section 5.5(f)(4)(A)(viii) through (xi).  If the employer wishes to take advantage of the 3.5 month extension for the return of excess contributions and excess aggregate contributions, then the notice shall be provided to all employees eligible to be covered by the plan.  Otherwise, after the initial notice is provided to all eligible employees who have not chosen to make 401(k) deferral contributions, no notice will be provided to employees who have made an affirmative election to defer or not to defer.

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(A)  Contents of the Notice – Such notice shall be written in a manner calculated to be understood by the average employee eligible to participate hereunder.  The notice shall accurately describe:  (i) the safe harbor matching or nonelective contribution formula used under the plan (including a description of the levels of matching contributions, if any, available under the plan); (ii) any other contributions under the plan (including the potential for discretionary matching contributions) and the conditions under which such contributions are made; (iii) the plan to which safe harbor contributions will be made if such contributions will be made to another plan; (iv) the type and amount of compensation that may be deferred under the plan; (v) how to make cash or deferred elections, including any administrative requirements that apply to such elections; (vi) the periods available under the plan for making cash or deferred elections; (vii) withdrawal and vesting provisions applicable to contributions under the plan; (viii) the level of elective contributions that will be made on an employee’s behalf if he does not make an affirmative election; (ix) the employee's right under any automatic salary reduction contribution arrangement to elect not to have elective contributions made on the employee's behalf (or to elect to have such contributions made at a different percentage); (x) if the employee is eligible to make investment elections under Section 3.8, how contributions made under the arrangement will be invested in the absence of any investment election by the employee; and (xi) the employee's right to make a permissible withdrawal, if applicable, and the procedures to elect such a withdrawal.  If eligible employees have been provided with the current summary plan description, the written notice may instead cross-reference the relevant portion with respect to items (ii), (iii), and (iv); however, such notice must also provide the telephone numbers, addresses and, if applicable, electronic addresses, of the individuals or offices from whom employees can obtain additional information about the plan.

(B)  Alternative Timing of Amendment and Notice for Safe Harbor Nonelective Contribution – If an employer using the current year method to satisfy the ADP test determines that it may choose during a plan year to satisfy the ADP test safe harbor requirements by providing a safe harbor nonelective contribution, the plan administrator shall provide a written notice to eligible employees before the beginning of the plan year that (i) the plan may be amended during the plan year to provide that the employer will make a safe harbor nonelective contribution of at least 3% to the plan for the plan year and (ii) if the plan is so amended, a supplemental notice will be given to eligible employees 30 days prior to the last day of the plan year informing them of such an amendment.  If the employer elects during the plan year to satisfy the ADP test safe harbor requirements by providing a safe harbor nonelective contribution, the amendment shall be adopted not later than 30 days before the last day of the plan year.  The supplemental notice shall be distributed no later than 30 days prior to the last day of the plan year and shall state that a 3% safe harbor nonelective contribution will be made for the plan year.

ARTICLE VI – ADMINISTRATION OF THE PLAN

Section 6.1 – Fiduciary Responsibility

(a)	Fiduciary Standards – A fiduciary shall discharge his duties with respect to a plan solely in the interest of the participants and beneficiaries and –

For the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the plan;

With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

By diversifying the investments of the plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

In accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with the provisions of ERISA.

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(b)	Allocation of Fiduciary Responsibility

(1)  It is intended to allocate to each fiduciary, either named or otherwise, the individual responsibility for the prudent execution of the functions assigned to him.  None of the allocated responsibilities or any other responsibilities shall be shared by two or more fiduciaries unless specifically provided for in the plan.

(2)  When one fiduciary is required to follow the directions of another fiduciary, the two fiduciaries shall not be deemed to share such responsibility.  Instead, the responsibility of the fiduciary giving the directions shall be deemed to be his sole responsibility and the responsibility of the fiduciary receiving directions shall be to follow those directions insofar as such instructions on their face are proper under applicable law.

(3)  Any person or group of persons may serve in more than one fiduciary capacity with respect to this plan.

(4)  A fiduciary under this plan may employ one or more persons, including independent accountants, attorneys and actuaries to render advice with regard to any responsibility such fiduciary has under the plan.

(c)

Indemnification by Employer – Unless resulting from the gross negligence, willful misconduct or lack of good faith on the part of a fiduciary who is an officer or employee of the employer, the employer shall indemnify and save harmless such fiduciary from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees and other costs and expenses incident to any suit, action, investigation, claim or proceedings suffered in connection with his acting as a fiduciary under the plan.

(d)

Named Fiduciary – The person or persons named by the employer as having fiduciary responsibility for the management and control of plan assets shall be known as the "named fiduciary" hereunder.  Such responsibility shall include the appointment of the plan administrator (Section 6.2(a)) and the investment manager (Section 6.4(b)) and the deciding of benefit appeals (Section 6.3).  The employer shall retain the authority to appoint the trustee (Section 6.4(a)).  The named fiduciary possesses exclusive authority to monitor the plan’s receipt of contributions and enforce the collection of delinquent contributions to the trust.

Section 6.2 – Plan Administrator

(a)	Appointment of Plan Administrator

The named fiduciary shall appoint a plan administrator who may be a person or an administrative committee consisting of no more than five members.  Vacancies occurring upon resignation or removal of a plan administrator or a committee member shall be filled promptly by the named fiduciary.  Any plan administrator may resign at any time by giving notice of his resignation to the named fiduciary, and any plan administrator may be removed at any time by the named fiduciary.  The named fiduciary shall review at regular intervals the performance of the plan administrator(s) and shall re-evaluate the appointment of such administrator(s).  After the named fiduciary has appointed the plan administrator and has received a written notice of acceptance, the fiduciary responsibility for administration of the plan shall be the responsibility of the plan administrator or plan administrative committee.

(b)	Duties and Powers of Plan Administrator

The plan administrator shall have the following duties and discretionary powers and such other duties and discretionary powers as relate to the administration of the plan:

(1)  To determine in a nondiscriminatory manner all questions relating to the eligibility of employees to become participants.

(2)  To determine in a nondiscriminatory manner eligibility for benefits and to determine and certify the amount and kind of benefits payable to participants.

(3)  To authorize all disbursements from the fund.

(4)  To appoint or employ any independent person to perform necessary plan functions and to assist in the fulfillment of administrative responsibilities as he deems advisable, including the retention of a third party administrator, custodian, auditor, accountant, actuary, or attorney.

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(5)  When appropriate, to select an insurance company and annuity contracts that, in his opinion, will best carry out the purposes of the plan.

(6)  To construe and interpret any ambiguities in the plan and to make, publish, interpret, alter, amend or revoke rules for the regulation of the plan that are consistent with the terms of the plan and with ERISA.

(7)  To prepare and distribute, in such manner as determined to be appropriate, information explaining the plan.

(c)	Allocation of Fiduciary Responsibility Within Plan Administrative Committee

If the plan administrator is a plan administrative committee, the committee shall choose from its members a chairperson and a secretary.  The committee may allocate responsibility for those duties and powers listed in Section 6.2(b)(1) and (2) (except determination of qualification for disability retirement) and other purely ministerial duties to one or more members of the committee.  The committee shall review at regular intervals the performance of any committee member to whom fiduciary responsibility has been allocated and shall re-evaluate such allocation of responsibility.  After the plan administrative committee has made such allocations of responsibilities and has received written notice of acceptance, the fiduciary responsibilities for such administrative duties and powers shall then be considered as the responsibilities of such committee member(s).

(d)	Miscellaneous Provisions

(1)  Plan Administrative Committee Actions – The actions of such committee shall be determined by the vote or other affirmative expression of a majority of its members.  Either the chairperson or the secretary may execute any certificate or other written direction on behalf of the committee.  A member of the committee who is a participant shall not vote on any question relating specifically to himself.  If the remaining members of the committee, by majority vote thereof, are unable to come to a determination of any such question, the named fiduciary shall appoint a substitute member who shall act as a member of the committee for the special vote.

(2)  Expenses – The plan administrator shall serve without compensation for service as such.  All reasonable expenses of the plan administrator shall be paid by the employer or from the fund.

(3)  Examination of Records – The plan administrator shall make available to any participant for examination during business hours such of the plan records as pertain only to the participant involved.

(4)  Information to the Plan Administrator – To enable the plan administrator to perform the administrative functions, the employer shall supply full and timely information to the plan administrator on all participants as the plan administrator may require.

Section 6.3 – Claims Procedure

(a)

Notification of Claim Determination – The plan administrator shall notify each participant in writing of his determination of benefits.  If the plan administrator denies any benefit, such written denial shall include:

•	The specific reasons for denial;
•	Reference to provisions on which the denial is based;
•	A description of and reason for any additional information needed to process the claim; and
•

A description of the plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

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If a claim is wholly or partially denied, the plan administrator shall notify the claimant of the plan's adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of the claim by the plan, unless the plan administrator determines that special circumstances require an extension of time for processing the claim.  If the plan administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90‑day period.  In no event shall such extension exceed a period of 90 days from the end of such initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the plan expects to render the benefit determination.

(b)	Appeal – The participant or his duly authorized representative may:
•	Make a written request for a review of the participant's case by the named fiduciary;
•	Review upon request and free of charge, have reasonable access to, and have copies of, all documents, records, and other information relevant to the claimant's claim for benefits;
•

Submit written issues, comments, documents, records, and other information relating to the claim for benefits, without regard to whether such information was submitted or considered in the initial benefit determination.

The written request for review must be submitted no later than 60 days after receiving written notification of denial of benefits.  A document, record, or other information shall be considered relevant to a claimant's claim if such document, record, or other information:

•	Was relied upon in making the benefit determination;
•

Was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or

•	Demonstrates compliance with the administrative processes and safeguards required by law in making the benefit determination.
(c)	Appeal Procedure

(1)  Except as provided in Section 6.3(c)(2), the named fiduciary must render a decision no later than 60 days after receiving the written request for review, unless circumstances make it impossible to do so; but in no event shall the decision be rendered later than 120 days after the request for review is received.  If the named fiduciary determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant by the plan administrator prior to the termination of the initial 60-day period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the plan expects to render the determination on review.

(2)  If the named fiduciary is a committee or board of trustees that holds regularly scheduled meetings at least quarterly, Section 6.3(c)(1) shall not apply.  The named fiduciary shall instead make a benefit determination no later than the date of the meeting of the committee or board that immediately follows the plan's receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting.  In such case, a benefit determination may be made by no later than the date of the second meeting following the plan's receipt of the request for review.  If special circumstances require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the committee or board following the plan's receipt of the request for review.  If such an extension of time for review is required because of special circumstances, the plan administrator shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension.  The plan administrator shall notify the claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made.

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(3)  The review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  If the claim is denied upon review, the written notice of denial shall include the items listed in Section 6.3(a) and the statement required by Regulation section 2560.503‑1(j)(5)(iii) regarding the possible availability of alternative dispute resolution options.

(d)

Limitation on Time Period for Litigation of a Benefit Claim – Following receipt of the written rendering of the named fiduciary's decision under Section 6.3(c), the participant shall have 365 days in which to file suit in the appropriate court.  Thereafter, the right to contest the decision shall be waived.

Section 6.4 – Trust Fund

(a)	Appointment of Trustee

The employer shall appoint a trustee for the proper care and custody of all funds, securities and other properties in the trust, and for investment of plan assets (or for execution of such orders as it receives from an investment manager appointed for investment of plan assets).  The duties and powers of the trustee shall be set forth in a trust agreement executed by the employer, which is incorporated herein by reference.  The named fiduciary shall review at regular intervals the performance of the trustee and shall re-evaluate the appointment of such trustee.  After the employer has appointed the trustee and the named fiduciary has received a written notice of acceptance of its responsibility, the fiduciary responsibility with respect to the proper care and custody of plan assets shall be considered as the responsibility of the trustee.  Unless otherwise allocated to an investment manager, the fiduciary responsibility with respect to investment of plan assets shall likewise be considered as the responsibility of the trustee.

(b)	Appointment of Investment Manager

The named fiduciary may appoint an investment manager who is other than the trustee, which investment manager may be a bank or an investment advisor registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940.  Such investment manager, if appointed, shall have sole discretion in the investment of plan assets, subject to the funding policy.  The named fiduciary shall review at regular intervals no less frequently than annually, the performance of such investment manager and shall re-evaluate the appointment of such investment manager.  After the named fiduciary has appointed an investment manager and has received a written notice of acceptance of its responsibility, the fiduciary responsibility with respect to investment of plan assets shall be considered as the responsibility of the investment manager.

(c)	Funding Policy

The named fiduciary shall determine and communicate in writing to the fiduciary responsible for investment of plan assets the funding policy for the plan.  The funding policy shall set forth the plan's short-range and long-range financial needs, so that said fiduciary may coordinate the investment of plan assets with the plan's financial needs.

(d)	Valuation of the Fund

The fund shall be valued by the trustee on the last day of each plan year and as of any interim allocation date determined by the plan administrator.  The valuation shall be made on the basis of the current fair market value of all property in the fund.

(e)	Expenses

The trust fund may pay the expenses incurred in the administration of the plan and the investment of the fund, provided the cost is reasonable.  Such expenses shall include legal fees incurred by the plan administrator or the trustee, provided such fiduciaries are not proven to have committed a prohibited transaction.  If the trust fund pays the expenses, the expenses shall be allocated against the participant accounts on a pro rata basis, unless otherwise specifically provided in the summary plan description.  Certain expenses incurred with respect to a particular participant or beneficiary may be allocated against the participant's account on a direct basis.  The plan administrator shall communicate such expense charges to the participant through a written notice.

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ARTICLE VII – AMENDMENT AND TERMINATION OF PLAN

Section 7.1 – Right to Discontinue and Amend

It is the expectation of the employer that it will continue this plan indefinitely and make the payments of its contributions hereunder, but the continuance of the plan is not assumed as a contractual obligation of the employer and the right is reserved by the employer, at any time, to reduce, suspend or discontinue its contributions hereunder.

Section 7.2 – Amendments

Except as herein limited, the employer shall have the right to amend this plan at any time to any extent that it may deem advisable.  Such amendment shall be stated in writing.  It shall be authorized by action of the board of directors under the corporate by-laws if the employer is a corporation, by action of the agreement of the partners as required under the partnership agreement if the employer is a partnership, or by action of the sole proprietor if the employer is a sole proprietorship.  The authorization of an employer's board of directors shall designate the person to execute the amendment.

The employer's right to amend the plan shall be limited as follows:

(a)	No amendment shall increase the duties or liabilities of the plan administrator, the trustee, or other fiduciary without their respective written consent.
(b)	No amendments shall have the effect of vesting in the employer any interest in or control over any contracts issued pursuant hereto or any other property in the fund.
(c)

No amendment to the plan shall be effective to the extent that it has the effect of decreasing a participant's accrued benefit.  This includes a plan amendment that decreases a participant’s accrued benefit, or otherwise places greater restrictions or conditions on a participant’s rights to Code section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code section 411(a)(3) through (11).  Notwithstanding the preceding sentence, a participant's account balance may be reduced to the extent permitted under Code section 412(d)(2) or to the extent permitted under Regulation sections 1.411(d)-3 and 1.411(d)-4.  For purposes of this paragraph, a plan amendment that has the effect of decreasing a participant's account balance, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.  Furthermore, if the vesting schedule of a plan is amended, in the case of an employee who is a participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such employee's right to his employer-derived accrued benefit will not be less than his percentage computed under the plan without regard to such amendment.

(d)

No amendment to the plan shall be effective to eliminate or restrict an optional form of benefit.  The preceding sentence shall not apply to a plan amendment that eliminates or restricts the ability of a participant to receive payment of his or her account balance under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted.  For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the participant) except with respect to the timing of payments after commencement.

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(e)

No amendment to the vesting schedule adopted by the employer hereunder shall deprive a participant of his vested portion of his employer contribution accounts to the date of such amendment.  If the plan's vesting schedule is amended, or the plan is amended in any way that directly or indirectly affects the computation of the participant's nonforfeitable percentage or if the plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each participant with at least 3 years of service with the employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the plan without regard to such amendment or change.  For participants who do not have at least one hour of service in any plan year beginning after December 31, 1988, "5 years of service" shall be substituted for "3 years of service" in the preceding sentence.  The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1)  60 days after the amendment is adopted;

(2)  60 days after the amendment becomes effective; or

(3)  60 days after the participant is issued written notice of the amendment by the employer or plan administrator.

Section 7.3 – Protection of Benefits in Case of Plan Merger

In the event of a merger or consolidation with, or transfer of assets or liabilities to any other plan, each participant will receive a benefit immediately after such merger, consolidation or transfer (if the plan then terminated) that is at least equal to the benefit the participant was entitled to immediately before such merger, consolidation or transfer (if the plan had terminated).

Effective October 1, 2008, the transfer of amounts from this trust to a nonqualified foreign trust shall be treated as a distribution from this plan.  Further, the transfer of assets and liabilities from this plan to a plan that satisfies Puerto Rico Code section 1165 shall also be treated as a distribution from this plan.

Section 7.4 – Termination of Plan

(a)

When Plan Terminates – This plan shall terminate upon the happening of any of the following events:  legal adjudication of the employer as bankrupt; a general assignment by the employer to or for the benefit of its creditors; the legal dissolution of the employer; or termination of the plan by the employer.

(b)

Allocation of Assets – Upon termination, partial termination, or complete discontinuance of employer contributions, the account balance(s) of each affected participant who is an active participant or who is not an active participant but has neither received a complete distribution of his vested accrued benefit nor incurred five one-year breaks in service (as defined in Section 4.1) shall be 100% vested and nonforfeitable.  The amount of the fund assets shall be allocated to each participant, subject to provisions for expenses of administration of the liquidation, in the ratio that such participant's account(s) bears to all accounts.  If a participant under this plan has terminated his employment at any time after the first day of the plan year in which the employer made his final contribution to the plan, and if any portion of any account of such terminated participant was forfeited and reallocated to the remaining participants, such forfeiture shall be reversed and the forfeited amount shall be credited to the account of such terminated participant.

ARTICLE VIII – MISCELLANEOUS PROVISIONS

Section 8.1 – Exclusive Benefit – Non-Reversion

The plan is created for the exclusive benefit of the employees of the employer and shall be interpreted in a manner consistent with its being a qualified plan as defined in section 401(a) of the Internal Revenue Code and with ERISA.  The corpus or income of the trust may not be diverted to or used for other than the exclusive benefit of the participants or their beneficiaries (except for defraying reasonable expenses of administering the plan).

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Notwithstanding the above, a contribution paid by the employer to the trust may be repaid to the employer under the following circumstances:

(a)	Any contribution made by the employer because of a mistake of fact must be returned to the employer within one year of the contribution.
(b)

In the event the deduction of a contribution made by the employer is disallowed under Code section 404, such contribution (to the extent disallowed) must be returned to the employer within one year of the disallowance of the deduction.

(c)

If the Commissioner of Internal Revenue determines that the plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the employer must be returned to the employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the employer's return for the taxable year in which the plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

Section 8.2 – Inalienability of Benefits

No benefit or interest available hereunder including any annuity contract distributed herefrom shall be subject to assignment or alienation, either voluntarily or involuntarily.  The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Code section 414(p), or any domestic relations order entered before January 1, 1985.  A loan made to a participant and secured by his nonforfeitable account balance(s) under Section 4.4(b) will not be treated as an assignment or alienation and such securing account balance(s) shall be subject to attachment by the plan in the event of default.

Notwithstanding the preceding paragraph, effective with respect to judgments, orders, and decrees issued, and settlement agreements entered into, on or after August 5, 1997, a participant’s benefit (and that of his spouse) shall be reduced to satisfy liabilities of the participant to the plan due to (1) the participant being convicted of committing a crime involving the plan, (2) a civil judgment (or consent order or decree) entered by a court in an action brought in connection with a violation of the fiduciary provisions of part 4 of subtitle B of Title I of ERISA, or (3) a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the participant in connection with a violation of such fiduciary provisions of ERISA.  No reduction shall be made pursuant to this paragraph, unless the judgment, order, decree, or settlement agreement shall expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against the participant’s benefits provided under the Plan.

Section 8.3 – Employer-Employee Relationship

This plan is not to be construed as creating or changing any contract of employment between the employer and its employees, and the employer retains the right to deal with its employees in the same manner as though this plan had not been created.

Section 8.4 – Binding Agreement

This plan shall be binding on the heirs, executors, administrators, successors and assigns as such terms may be applicable to any or all parties hereto, and on any participants, present or future.

Section 8.5 – Separability

If any provision of this plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this plan shall be construed and enforced as if such provision had not been included.

Section 8.6 – Construction

The plan shall be construed in accordance with the laws of the state in which the employer was incorporated (or is domiciled in the case of an unincorporated employer) and with ERISA.

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Section 8.7 – Copies of Plan

This plan may be executed in any number of counterparts, each of which shall be deemed as an original, and said counterparts shall constitute but one and the same instrument that may be sufficiently evidenced by any one counterpart.

Section 8.8 – Interpretation

Wherever appropriate, words used in this plan in the singular may include the plural or the plural may be read as singular, and the masculine may include the feminine.

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___________________________

 The Internal Revenue Service has issued an advisory letter with respect to the volume submitter specimen plan (VS) sponsored by Conrad Siegel Actuaries from which this plan was created.  This letter constitutes a determination as to the qualification of the plan as adopted by a particular employer only under the circumstances, and to the extent, described herein.  An employer adopting a VS plan may rely on that plan's advisory letter if the employer's plan is identical to an approved specimen plan with a currently valid favorable advisory letter, the employer has not amended the plan other than to choose options provided under the approved plan or to adopt compliance amendments provided by the sponsor, and the employer has followed the terms of the plan.  Such an employer can forego filing Form 5307 and can rely on the plan's favorable advisory letter with respect to the qualification requirements, except with respect to the plan’s satisfaction of the nondiscrimination requirements where a safe harbor provision has not been adopted.  The advisory letter does not constitute a ruling or determination as to the exempt status of the related trust.

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B

2015 COMPLIANCE AMENDMENT
TO THE
Weis Markets, Inc. Retirement Savings Plan

As authorized by Section 7.2 of the Weis Markets, Inc. Retirement Savings Plan ("Plan") as amended and restated effective January 1, 2015, the employer, Weis Markets, Inc.,  hereby amends the Plan to comply with certain law and regulatory changes effective as of the 2015 plan year not otherwise incorporated into the Plan.  This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.    The employer hereby amends the Plan in the following manner:

First: Spouse

Effective as of June 26, 2013, in response to the overturning of the Defense of Marriage Act, 110 Stat. 2419, section 3 by the Supreme Court in United States v. Windsor, Section 1.7(c) is amended to redefine "spouse" for purposes of the Plan and to reference the marriage certificate as evidence of marriage.  As amended, Section 1.7(c) shall read as follows:

(c)  Spouse means the person married to the participant at the time of the determination as evidenced by a marriage certificate valid under the marriage licensing laws of the place of issuance.

Second: Rollover/Transfer Contributions

Section 3.7 is amended to eliminate references to conduit individual retirement accounts and simplify the evidence requirements for the source plan.  As amended, Section 3.7(a) shall read as follows:

(a)  Rollover Contributions – A participant may contribute to his rollover/transfer account any amounts that he previously received as a lump sum distribution (as defined in Code section 402(e)(4)(D)) provided that he transfers such distribution to this plan within sixty (60) days after receipt.

Before accepting a rollover contribution, the trustee may require an employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" that the Code permits an employee to make to a qualified plan.  If and to the extent the transferring plan is represented to be a retirement plan qualified under 401(a) that is not sponsored by a church or governmental agency, the employee shall not be required to furnish such evidence, except with respect to Roth or other after-tax accounting.  Further, no evidence shall be required when the check is issued by a financial institution indicating that the distribution is from an individual retirement account, 403(b) account, or a governmental entity 457(b) account previously maintained for the benefit of the employee.  The acceptable sources for a rollover contribution shall be as set forth in Section 3.7(b).  Notwithstanding the preceding or the provisions of Section 3.7(b), this plan will not accept a rollover from a Roth elective deferral account or a Code section 408A Roth individual retirement account.

As amended, Section 3.7(b) shall contain an additional provision that shall read as follows:

If the plan administrator later determines that the contribution was an invalid transfer contribution, the plan administrator shall distribute the amount of the invalid contribution, plus any earnings attributable thereto, to the employee within a reasonable time after such determination.

Third: Payment Election Procedures

Section 4.3(e) is amended to permit a terminating participant to elect multiple destinations for his direct rollover distributions so that he may designate the allocation of the pretax amounts.  As amended, Section 4.3(e) shall contain an additional paragraph that shall read as follows:

If and to the extent the participant elects multiple destinations for his direct rollover distributions, he may designate the allocation of the pretax amounts.

Fourth: Effective Date

This amendment  is effective as of January 1, 2015, except as otherwise provided herein.

Fifth: Remaining Plan Provisions

All other provisions of the Plan remain in full force and effect.

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B

2016 COMPLIANCE AMENDMENT
TO THE
Weis Markets, Inc. Retirement Savings Plan

As authorized by Section 7.2 of the Weis Markets, Inc. Retirement Savings Plan ("Plan") as amended and restated effective January 1, 2015, the employer, Weis Markets, Inc., hereby amends the Plan to clarify the administrative operation of the Plan.  This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.  The employer hereby amends the Plan in the following manner:

First: Predecessor Service

Section 1.10(c)(3) is amended to credit service with predecessor employers in conjunction with the acquisition of certain stores from Mars Super Markets, Inc. and Food Lion, LLC and the hiring of floral specialists formerly employed by Global Floral Resources, Inc.  As amended, Section 1.10(c) shall contain additional bulleted paragraphs that shall read as follows:

•

Effective July 31, 2016, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Mars Super Markets, Inc. credited on or after January 1, 2015 shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1), provided the employee was employed at one of the following Maryland store locations:  Store No. 1 (Weis No. 84) at 7200 Holabird Avenue, Dundalk; Store No. 2 (Weis No. 85) at 7848 Wise Avenue, Dundalk; Store No. 3 (Weis No. 86) at 165 Orville Road, Essex; Store No. 4 (Weis No. 87) at 9613M Harford Road, Parkville; Store No. 18 (Weis No. 89) at 1080 Maiden Choice Lane, Baltimore.

•

Effective September 1, 2016, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Global Floral Resources, Inc. shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1).

•

Effective September 11, 2016, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Food Lion, LLC credited on or after January 1, 2015 shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1), provided the employee was employed at one of the following Maryland store locations:  Store No. 786 (Weis No. 295) 10 Village Center Road, Reisterstown; Store No. 1187 (Weis No. 293) 17600 Old National Square Pike, Frostburg; Store No. 1324 (Weis No. 292) 6375 Monroe Avenue, Eldersburg; Store No. 1549 (Weis No. 291) 15300 McMullen Highway SW, Cumberland; Store No. 2535 (Weis No. 294) 9251 Lakeside Boulevard, Owings Mills.

•

Effective September 18, 2016, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Food Lion, LLC credited on or after January 1, 2015 shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1), provided the employee was employed at one of the following Maryland store locations:  Store No. 1345 (Weis No. 288) 16567 South Frederick Road, Gaithersburg; Store No. 1387 (Weis No. 290) 12100 Central Avenue, Mitchellville; Store No. 1477 (Weis No. 289) 883 Russell Avenue, Gaithersburg; Store No. 1529 (Weis No. 287) 6551 Waterloo Road, Elkridge; Store No. 2598 (Weis No. 286) 5896 Robert Oliver Place, Columbia.

•

Effective September 25, 2016, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Food Lion, LLC credited on or after January 1, 2015 shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1), provided the employee was employed at one of the following Maryland store locations:  Store No. 1168 (Weis No. 278) 100 Drury Drive, La Plata; Store No. 1315 (Weis No. 277) 3261 Solomons Island Road, Edgewater; Store No. 1356 (Weis No. 276) 15789 Livingston Road, Accokeek; Store No. 1526 (Weis No. 279) 750 Prince Frederick Boulevard, Prince Frederick; Store No. 1535 (Weis No. 280) 5715 Crain Highway, Upper Marlboro.

1	740_W969_2016:09/12/2016

•

Effective October 2, 2016, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Food Lion, LLC credited on or after January 1, 2015 shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1), provided the employee was employed at one of the following Maryland store locations:  Store No. 784 (Weis No. 281) 45315 Alton Lane, California; Store No. 1210 (Weis No. 283) 19 St. Mary's Square, Lexington Park; Store No. 1443 (Weis No. 285) 13300 H G Trueman Road, Solomons; Store No. 2515 (Weis No. 282) 20995 Point Lookout Road, Callaway; Store No. 2606 (Weis No. 284) 210 H G Trueman Road, Lusby.

•

Effective October 9, 2016, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Food Lion, LLC credited on or after January 1, 2015 shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1), provided the employee was employed at Store No. 1289 (Weis No. 275) 219 Marlboro Avenue, Easton, Maryland.

•

Effective October 16, 2016, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Food Lion, LLC credited on or after January 1, 2015 shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1), provided the employee was employed at one of the following Virginia store locations:  Store No. 250 (Weis No. 305) 505 Meadowbrook Shopping Center, Culpeper; Store No. 578 (Weis No. 307) 905 Garrisonville Road, Stafford; Store No. 1166 (Weis No. 308) 2612 Jefferson Davis Highway, Stafford; Store No. 1567 (Weis No. 306) 540 Culpeper Town Mall, Culpeper.

•

Effective October 23, 2016, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Food Lion, LLC credited on or after January 1, 2015 shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1), provided the employee was employed at one of the following Fredericksburg, Virginia store locations:  Store No. 358 (Weis No. 297) 282 Deacon Road; Store No. 450 (Weis No. 298) 4153 Plank Road; Store No. 1043 (Weis No. 299) 515 Jefferson Davis Highway; Store No. 1243 (Weis No. 300) 736 Warrenton Road; Store No. 2583 (Weis No. 296) 10871 Tidewater Trail.

•

Effective October 30, 2016, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Food Lion, LLC credited on or after January 1, 2015 shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1), provided the employee was employed at one of the following Fredericksburg, Virginia store locations:  Store No. 419 (Weis No. 302) 10611 Courthouse Road; Store No. 1235 (Weis No. 301) 10601 Spotsylvania Avenue; Store No. 1579 (Weis No. 303) 7100 Salem Fields Boulevard.

•

Effective October 30, 2016, with respect to an employee employed by the predecessor employer as of the day immediately prior, service as an employee of Food Lion, LLC credited on or after January 1, 2015 shall be considered as service under the plan for the purposes of determining eligibility years of service (under Section 2.1) and vesting years of service (under Section 4.1), provided the employee was employed at Store No. 1177 (Weis No. 304) 9801 Courthouse Road, Spotsylvania, Virginia.

740_W969_2016:09/12/2016	2

B

Second: Waiver of Entry Date Requirements

Section 2.2 is amended to provide for special entry dates for new employees in conjunction with the acquisition of certain stores from Mars Super Markets, Inc. and Food Lion, LLC and the hiring of floral specialists formerly employed by Global Floral Resources, Inc.  As amended, Section 2.2 shall contain a new subsection (c) that shall read as follows:

(c)  Waiver of Entry Date Requirements – Effective August 31, 2016, a former employee of Mars Super Markets, Inc. who is employed by the employer as of such date at a store location acquired as of July 31, 2016 shall be eligible to participate in the plan for all purposes as of August 31, 2016.

Effective September 1, 2016, a Floral Specialist formerly employed by Global Floral Resources, Inc.  who is employed by the employer as of such date shall be eligible to participate in the plan for all purposes as of September 1, 2016.

Effective September 30, 2016, a former employee of Food Lion, LLC who is employed by the employer as of such date at a store location acquired as of September 11, 2016 or September 18, 2016, shall be eligible to participate in the plan for all purposes as of September 30, 2016 and may make an elective deferral election effective as of September 30, 2016, October 31, 2016, or November 30, 2016.

Effective October 31, 2016, a former employee of Food Lion, LLC who is employed by the employer as of such date at a store location acquired as of or September 25, 2016, October 2, 2016, October 9, 2016, or October 16, 2016 shall be eligible to participate in the plan for all purposes as of October 31, 2016 and may make an elective deferral election effective as of October 31, 2016 or November 30, 2016.

Effective November 30, 2016, a former employee of Food Lion, LLC who is employed by the employer as of such date at a store location acquired as of October 23, 2016 or October 30, 2016 shall be eligible to participate in the plan for all purposes as of November 30, 2016.

Third: Eligible Class of Employees for Employer Profit Sharing Contributions

Section 2.2(a)(1)(B) is amended to cause the floral specialist formerly employed by Global Floral Resources, Inc. and the employees acquired from Mars Super Markets, Inc. and Food Lion, LLC during 2016 to be ineligible to receive an employer profit sharing contribution until December 31, 2017.  As amended, Section 2.2(a)(1)(B) shall contain additional bulleted paragraphs that shall read as follows:

•	Floral Specialist formerly employed by Global Floral Resources, Inc. shall not be eligible to receive a profit sharing allocation prior to January 1, 2017.
•

Former employees of Mars Super Markets, Inc. and Food Lion, LLC employed through the acquisition of stores during the 2016 plan year shall not be eligible to receive a profit sharing allocation prior to January 1, 2017.

Fourth: Beneficiary Designation

Section 4.2(a)(5)(B) is amended to expand the methods by which a beneficiary may be designated, where spousal consent is not required.  As amended, Section 4.2(a)(5)(B) shall read as follows:

(B)  Beneficiary Designation – Subject to the spousal consent requirements of Section 5.2, the participant shall have the right to designate his beneficiaries, including a contingent death beneficiary, and shall have the right at any time to change such beneficiaries.  The designation shall be made in writing, either on a form signed by the participant and supplied by and filed with the plan administrator or through an electronic procedure established by the plan administrator for the designation of a beneficiary where no spousal consent is required by Section 5.2.  If the participant fails to designate a beneficiary, or if the designated person or persons predecease the participant, "beneficiary" shall mean the spouse, children, parents, siblings (by the whole blood or adoption), or estate of the participant, in the order listed.  For this purpose, the terms children, parents, and siblings shall exclude step relationships.

3	740_W969_2016:09/12/2016

In the absence of a beneficiary designation duly filed or otherwise recorded, if a designated beneficiary dies after the participant has died but before the plan has commenced distribution to the designated beneficiary, the plan shall be administered as set forth in this paragraph.  The death benefit will be paid to the designated beneficiary's estate in one lump sum.  If the deceased designated beneficiary was not the participant's surviving spouse, distribution will be completed by December 31 of the fifth year following the participant's date of death.  If the deceased designated beneficiary was the participant's surviving spouse, distribution will be completed by December 31 of the fifth year following the beneficiary's date of death.

For purposes of this Section 4.2(a)(5), if a spouse or beneficiary of the participant dies simultaneously with the participant, the participant shall be deemed to be the survivor and to have died subsequent to such spouse or beneficiary.  Likewise, if a beneficiary named by a designated beneficiary dies simultaneously with a designated beneficiary, the designated beneficiary shall be deemed to be the survivor and to have died subsequent to the beneficiary named by the designated beneficiary.

If a participant designates his spouse as the beneficiary and the participant and such spouse are legally divorced subsequent to the date of such designation; then, the designation shall be administered as if such spouse had predeceased the participant unless the participant, subsequent to the legal divorce, reaffirms the designation by completing a new beneficiary designation and duly filing or otherwise recording it with the plan administrator.

Fifth: Unclaimed Benefits

Section 4.2(e) is amended to remove the requirement that the participant (or beneficiary) make his whereabouts known in writing.  As amended, Section 4.2(e)(1) shall read as follows:

(1)  Forfeiture – The plan does not require the trustee or the plan administrator to search for, or to ascertain the whereabouts of, any participant or beneficiary.  At the time the participant's or beneficiary's benefit becomes distributable under the plan, the plan administrator, by certified or registered mail addressed to his last known address of record, shall notify any participant or beneficiary that he is entitled to a distribution under this plan.  If the participant or beneficiary fails to claim his distributive share or make his whereabouts known to the plan administrator within twelve months from the date of mailing of the notice, the plan administrator shall treat the participant's or beneficiary's unclaimed payable accrued benefit as forfeited and shall reallocate such forfeiture in accordance with Section 4.2(c).  A forfeiture under this paragraph shall occur at the end of the notice period or, if later, the earliest date applicable Treasury regulations would permit the forfeiture.  These forfeiture provisions apply solely to the participant's or beneficiary's accrued benefit derived from employer contributions.

Sixth: Form of Payment

Section 4.3(b) is amended to remove the requirement that a request for distribution be made in writing.  As amended, the first paragraph of Section 4.3(b) shall read as follows:

(b)  Form of Payment – A participant or beneficiary may elect to receive distribution of his account(s) as a lump sum benefit payment.  The participant or beneficiary shall make a request for benefits through the procedures established by the plan administrator before payment will be made.  The lump sum benefit payment shall be made in cash from the fund.  If the vested accrued benefit is no more than $5,000, benefits shall automatically be paid in a lump sum in accordance with Section 4.3(d)(5).

Seventh: General Payment Provisions

Section 4.3(c)(4) is amended to permit a terminated participant (or a beneficiary) to designate to what extent the distribution is to be taken from his Roth Account, if any.  As amended, Section 4.3(c)(4) shall read as follows:

(4)  The participant's election of a form of benefit payment shall be irrevocable as of the annuity starting date, subject to the notice requirements contained in Section 4.3(e) and the provisions of this Section 4.3(c)(4).  For purposes of accounting, an installment distribution shall be debited from each of a participant's accounts on a pro rata basis.

If the vested accrued benefit exceeds $5,000, a participant may elect a partial payment under the lump sum optional form of payment, subject to the requirements of Section 5.3.  The partial payment shall consist of either his Roth elective deferral account balance (including any Roth elective deferral account for which there is separate accounting under his rollover/transfer account) or his non-Roth account balance(s).

740_W969_2016:09/12/2016	4

B

Eighth: In-Service Roth Account Withdrawals

Section 4.4(a) is amended to permit the participant to designate to what extent the in-service distribution is to be taken from his Roth Account, if any.  As amended, Section 4.4(a) shall contain an additional paragraph that shall read as follows:

If and to the extent a partial account withdrawal would otherwise be debited from each of a participant's accounts on a pro rata basis, a participant who has a Roth elective deferral account may specify that all or a portion of the distribution is to be taken from his Roth elective deferral account (including any Roth elective deferral account for which there is separate accounting under his rollover/transfer account).

Ninth: Distribution Requirements ‑ Forms of Distribution

Section 5.3(d) is amended to permit the participant to designate to what extent a required minimum distribution is to be taken from his Roth Account, if any.  As amended, Section 5.3(d) shall read as follows:

(d)  Forms of Distribution – Unless the participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Section 5.3(e) and (f).  If the participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury regulations.  Unless the participant elects otherwise and to the extent the participant has a Roth elective deferral account, an employee nondeductible contribution account, or after-tax contributions of either type for which there is separate accounting under his rollover/transfer account, such funds shall be distributed in the order listed before any fully taxable distribution is made to satisfy the minimum distribution requirement.  After the exhaustion of such accounts, distributions shall be debited from a participant's accounts to the extent funded in accordance with the following order of preference:  rollover/transfer account, qualified nonelective contribution account, profit sharing account, employer matching contribution account, employee 401(k) elective deferral account.

Tenth: Claims – Excess Code Section 402(g) Contributions

Section 5.5(a)(4) is amended to remove the requirement that a request for distribution of an excess deferral be made in writing and that the participant provide any formal certification as to the existence of the excess.  As amended, Section 5.5(a)(4) shall read as follows:

(4)  Claims

The participant's claim shall be made no later than March 1.  The participant shall specify the excess deferral amount for the preceding calendar year.

Eleventh: Effective Date

This amendment is effective as of January 1, 2016, except as otherwise provided herein.

5	740_W969_2016:09/12/2016

Twelfth: Remaining Plan Provisions

All other provisions of the Plan remain in full force and effect.

Executed this ______ day of ______________, _______ by the duly authorized agent of Weis Markets, Inc.

Title:

740_W969_2016:09/12/2016	6

B

AMENDMENT #3
TO THE
Weis Markets, Inc. Retirement Savings Plan

As authorized by Section 7.2 of the Weis Markets, Inc. Retirement Savings Plan (“Plan”) as amended and restated effective January 1, 2015, the employer, Weis Markets, Inc., hereby amends the Plan in the following manner:

FIRST: Compensation

Section 1.2(b) is amended to clarify that the sick pay exclusion under the compensation definition excludes short term disability benefits.  As amended, the bulleted exclusion “Sick Pay” in Section 1.2(b) shall read as follows.

•	Short term disability benefits

SECOND: Effective Date

This amendment is effective as of January 1, 2017.

THIRD: Remaining Plan Provisions

All other provisions of the Plan remain in full force and effect.

Executed this ___________day of _____________________,  ___________ by the duly authorized agent of Weis Markets, Inc.

Title:

1	531 W969 003:11/02/2017